                                                                   Exhibit 2.1.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            MCDOWELL RESEARCH, LTD.,

                         THOMAS HAUKE, EARL MARTIN, SR.,
                          JAMES EVANS, FRANK ALEXANDER

                                       AND

                            ULTRALIFE BATTERIES, INC.

                                       AND

                           MR ACQUISITION CORPORATION

                             DATED AS OF MAY 1, 2006

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                                TABLE OF CONTENTS

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
ARTICLE I. DEFINITIONS...................................................     1
   Section 1.1   Certain Definitions.....................................     1
   Section 1.2   Interpretation..........................................     7
   Section 1.3   Accounting Conventions..................................     8

ARTICLE II. PURCHASE AND SALE............................................     8
   Section 2.1   Purchase and Sale of Assets.............................     8
   Section 2.2   Excluded Assets.........................................    10
   Section 2.3   Inability to Assign Assumed Contracts...................    11
   Section 2.4   Excluded Liabilities....................................    12
   Section 2.5   Assumption of Certain Liabilities.......................    12
   Section 2.6   Purchase Price..........................................    13
   Section 2.7   Closing.................................................    14

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER....................    14
   Section 3.1   Organization and Power; Stock Ownership.................    14
   Section 3.2   Authorization...........................................    14
   Section 3.3   Approvals...............................................    15
   Section 3.4   Non-Contravention.......................................    15
   Section 3.5   Binding Effect..........................................    15
   Section 3.6   Seller Subsidiaries.....................................    15
   Section 3.7   Financial Statements and 2006 Forecast..................    15
   Section 3.8   Title...................................................    16
   Section 3.9   Transferred Assets......................................    16
   Section 3.10  Compliance With Laws....................................    17
   Section 3.11  Litigation and Claims...................................    17
   Section 3.12  Intellectual Property...................................    17
   Section 3.13  Adequacy of Technical Documentation.....................    20
   Section 3.14  Intellectual Property Rights Granted to Seller..........    20
   Section 3.15  Third-Party Interests in Intellectual Property..........    21
   Section 3.16  Major Vendors and Customers.............................    21
   Section 3.17  Assumed Contracts.......................................    21
   Section 3.18  Warranties..............................................    22
   Section 3.19  Taxes...................................................    22
   Section 3.20  Employment Matters......................................    24
   Section 3.21  Employee Benefits.......................................    25
   Section 3.22  Environmental Matters...................................    27
   Section 3.23  Insurance...............................................    27
   Section 3.24  Subsequent Changes......................................    27
   Section 3.25  Related-Party Transactions..............................    28
   Section 3.26  Inventory...............................................    28
   Section 3.27  Finders' Fees...........................................    28
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                                        i

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
   Section 3.28  Disclosure..............................................    29
   Section 3.29  Convertible Note and Shares.............................    29

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER......................    29
   Section 4.1   Organization and Power..................................    29
   Section 4.2   Authorization...........................................    29
   Section 4.3   Approvals...............................................    30
   Section 4.4   Non-Contravention.......................................    30
   Section 4.5   Binding Effect..........................................    30
   Section 4.6   Finders' Fees...........................................    30
   Section 4.7   Disclosure..............................................    30

ARTICLE V. CERTAIN COVENANTS.............................................    31
   Section 5.1   Access..................................................    31
   Section 5.2   Conduct of Business.....................................    31
   Section 5.3   Reasonable Efforts; Further Assurances..................    32
   Section 5.4   Business Name Change....................................    33
   Section 5.5   Exclusivity.............................................    33
   Section 5.6   Confidentiality.........................................    34
   Section 5.7   Public Disclosure.......................................    34
   Section 5.8   Bulk Sales..............................................    35
   Section 5.9   Taxes...................................................    35
   Section 5.10  Determination and Allocation of Consideration...........    36
   Section 5.11  Non-Competition.........................................    36
   Section 5.12  Covenants Not to Sue or Assert Rights...................    37
   Section 5.13  Certain Contracts.......................................    37
   Section 5.14  Risk of Loss............................................    38
   Section 5.15  Real Estate Matters.....................................    38
   Section 5.16  Statement of Transaction Expenses.......................    38
   Section 5.17  Accounts Receivable.....................................    38
   Section 5.18  Excess Warranty Claims..................................    38
   Section 5.19  Registration Rights.....................................    39
   Section 5.20  Split-Up of Convertible Note............................    39
   Section 5.21  Kalmus Litigation.......................................    39
   Section 5.22  RF Amplifiers...........................................    39

ARTICLE VI. COVENANTS AS TO CERTAIN EMPLOYMENT MATTERS...................    40
   Section 6.1   Employees...............................................    40
   Section 6.2   Enforcement of Rights...................................    41
   Section 6.3   Non-Solicitation........................................    41
   Section 6.4   Minimum Termination.....................................    41

ARTICLE VII. CONDITIONS TO CLOSING.......................................    41
   Section 7.1   Conditions to the Obligations of Buyer, Acquisition Sub
                 and Seller..............................................    41
   Section 7.2   Further Conditions to the Obligation of Buyer and
                 Acquisition Sub.........................................    42
   Section 7.3   Further Conditions to the Obligation of Seller..........    45

ARTICLE VIII. INDEMNIFICATION............................................    46
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                                       ii

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
   Section 8.1   Indemnification by Seller and Seller Shareholders.......    46
   Section 8.2   Indemnification by Buyer................................    47
   Section 8.3   Right of Offset.........................................    48
   Section 8.4   Indemnification Procedures..............................    48
   Section 8.5   Indemnification Limitations.............................    49

ARTICLE IX. TERMINATION..................................................    50
   Section 9.1   Termination.............................................    50
   Section 9.2   Effect of Termination...................................    51

ARTICLE X. IN GENERAL....................................................    51
   Section 10.1  Notices.................................................    51
   Section 10.2  Amendment; Waiver.......................................    52
   Section 10.3  No Assignment or Benefit to Third Parties...............    52
   Section 10.4  Survival................................................    52
   Section 10.5  Expenses................................................    53
   Section 10.6  Schedules, Exhibits, Etc................................    53
   Section 10.7  Governing Law...........................................    53
   Section 10.8  Alternate Dispute Resolution............................    53
   Section 10.9  Remedies Cumulative.....................................    54
   Section 10.10 Inferences..............................................    54
   Section 10.11 Severability............................................    54
   Section 10.12 Entire Agreement........................................    54
   Section 10.13 Headings................................................    54
   Section 10.14 Counterparts............................................    55
   Section 10.15 Facsimiles..............................................    55

TABLE OF EXHIBITS AND SCHEDULES..........................................     1
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                                       iii

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT is made as of May 1,2006 by and among McDowell Research, Ltd., a Texas limited partnership ("SELLER"), Thomas Hauke ("Hauke"), Earl Martin, Sr. ("Martin"), James Evans ("Evans"), Frank Alexander ("Alexander"), Ultralife Batteries, Inc., a Delaware corporation ("BUYER"), and MR Acquisition Corporation, a Delaware corporation ("ACQUISITION SUB").

                                    RECITALS

     Seller is engaged in the business of designing and developing power systems and battery chargers for sale to a variety of commercial customers (the "BUSINESS").

     The parties desire that Seller sell, transfer, assign and license to Acquisition Sub, and that Acquisition Sub purchase, license and assume from Seller certain specified assets and liabilities related to the Business, all as more specifically provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

     SECTION 1.1 CERTAIN DEFINITIONS.

     The following terms will, when used in this Agreement, have the following respective meanings:

     "2005 AUDIT" means the audited combined balance sheet, statement of operations and statement of cash flows of Seller as of and for the fiscal year ended December 31, 2005, including the notes and schedules thereto, certified by Pattillo, Brown & Hill, L.L.P.

     "2005 BALANCE SHEET" means the audited balance sheet of Seller as of December 31, 2005 which is part of the Financial Statements and Schedule 3.7(a).

     "2006 FORECAST" means the unaudited projected statement of operations of Seller for the fiscal year ended December 31, 2006.

     "AFFILIATE" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "AGREEMENT" means this Asset Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof, together with the exhibits and schedules thereto.

     "ANCILLARY AGREEMENTS" means, collectively, the Convertible Note attached to this Agreement as Exhibit A, the Employment Agreements attached to this Agreement as Exhibits B-1, B-2 and B-3, the Lease Agreement attached to this Agreement as Exhibit C and the Registration Rights Agreement attached to this Agreement as Exhibit D, each as more fully described herein.

     "APPLICABLE EMPLOYEES" is defined in Section 6.1(a)(i) of this Agreement.

     "APPROVALS" means, collectively, the consents, approvals, waivers, authorizations, novations, notices and filings required in connection with the consummation of the Transaction (or of any portion of the Transaction), which are listed on Schedule 1.1.

     "ASSUMED CONTRACTS" is defined in Section 2.1(c) of this Agreement.

     "ASSUMED LIABILITIES" is defined in Section 2.5 of this Agreement.

     "ASSUMED LICENSE AGREEMENTS" is defined in Section 2.1(c)(i) of this Agreement.

     "BENEFITS PLANS" is defined in Section 3.21(a) of this Agreement.

     "BOOKS AND RECORDS" means books, ledgers, files (including personnel files), reports, operating records, accounting records, price lists, correspondence and other forms of information, in any form or medium, relating in any manner to the business, operations or financial or statistical history of a Person.

     "BUYER INDEMNIFIED PARTIES" is defined in Section 8.1 of this Agreement.

     "BUYER LOSSES" is defined in Section 8.1 of this Agreement.

     "CLAIM" means any pending or threatened contest, claim, charge, demand, assessment, action, cause of action, complaint, litigation, proceeding, hearing or notice involving any Person.

     "CLAIM NOTICE" is defined in Section 8.4(b) of this Agreement.

     "CLOSING" means the closing and consummation of the Transaction.

     "CLOSING DATE" is defined in Section 2.7 of this Agreement.

     "CLOSING DOCUMENTS" means: (a) with respect to Seller, all agreements, documents and instruments, including the Ancillary Agreements, required to be delivered by Seller at Closing, as set forth in Section 7.2; and (b) with respect to Buyer and Acquisition Sub, all agreements, documents and instruments, including the Ancillary Agreements, required to be delivered by Buyer and Acquisition Sub at Closing, as set forth in Section 7.3.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, section 4980B of the Code and Title I, Part 6 of ERISA, and any similar state group health plan continuation law, together with all regulations and proposed regulations promulgated thereunder.

     "CODE" means the Internal Revenue Code of 1986, as amended and all Treasury Regulations promulgated thereunder.

     "COMMON STOCK" means the $.10 par value common stock of the Buyer.

     "CONFIDENTIAL INFORMATION" means all information of any kind concerning the Disclosing Party (as defined in Section 5.6) or any of its Affiliates obtained directly or indirectly from the Disclosing Party or any of its Affiliates, employees, representatives or agents in connection with the transactions contemplated by this Agreement, except information (a) ascertainable or obtained from public or published sources, (b) received from a third party who is under no obligation to keep such information confidential, (c) which is or becomes known to the public (other than through a breach of this Agreement), or (d) which was in the Receiving Party's (as defined in Section 5.6) possession prior to disclosure thereof to the Receiving Party and which was not subject to any obligation to keep such information confidential. Any information relating to the Transferred Assets and any other confidential or proprietary business information transferred to Buyer hereunder shall, upon Closing, be deemed the sole and exclusive Confidential Information of the Buyer.

     "CONVERTIBLE NOTE" means that certain Senior Subordinated Convertible Note to be issued by Buyer to Seller at Closing, substantially in the form attached hereto as Exhibit A.

     "DISCLOSING PARTY" is defined in Section 5.6(a) of this Agreement.

     "EFFECTIVE TIME" is defined in Section 2.7 of this Agreement.

     "EMPLOYMENT AGREEMENTS" means those certain employment agreements by and between Buyer or Acquisition Sub and Hauke, Evans, Alexander and Ray Pixley substantially in the forms attached hereto as Exhibits B-1, B-2, B-3 and B-4, respectively.

     "EMPLOYMENT LAWS" is defined in Section 3.20 of this Agreement.

     "ENCUMBRANCES" means liens, charges, encumbrances, security interests, options or any other restrictions or third party rights.

     "ENVIRONMENTAL LAW" means, collectively, all federal, state and local statutes, common law, authorizations, regulations, ordinances, codes, published guidelines and policies, directives, judgments, injunctions, decrees and orders (including all amendments thereto) pertaining to environmental matters including but not limited to: (A) the protection, investigation or restoration of the environment, health, safety or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or
(C) air, indoor air, noise, employee exposure, water vapor, surface water, groundwater, soil, natural resources, chemical use, health, safety and sanitation, or threat of injury to persons or property relating to any Hazardous Substance. Without limiting the generality of the foregoing, "Environmental Laws" include the Comprehensive Environmental Response, Compensation and Liability Act, the Medical Waste Tracking Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control

Act, the Safe Water Drinking Act, the Toxic Substance Control Act and the Occupational Safety and Health Act.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" is defined in Section 3.21(l) of this Agreement.

     "EXCLUDED ASSETS" is defined in Section 2.2 of this Agreement.

     "EXCLUDED LIABILITIES" is defined in Section 2.4 of this Agreement.

     "FINAL BALANCE SHEET" means the audited consolidated balance sheet of Seller as of the Closing Date, certified by such independent auditor selected by Buyer, which will be prepared within thirty (30) days of Closing, will be presented to Seller for review and will be added to and deemed to be part of the Financial Statements and Schedule 3.7(a) if Seller has not reasonably objected to such balance sheet within fifteen (15) days after Seller's receipt.

     "FINANCIAL STATEMENTS" means: (a) the audited combined balance sheet, statement of operations and statement of cash flows of Seller as of and for the fiscal years ended December 31, 2004 and 2005, including the notes and schedules thereto, certified by Pattillo, Brown & Hill, L.L.P. (b) the unaudited combined balance sheet, statement of operations and statement of cash flows of Seller for the fiscal years ended December 31, 2001, 2002 and 2003, including the notes and schedules thereto, compiled by Pattillo, Brown & Hill, L.L.P.; (c) the Interim Financial Statement; and (d) the Final Balance Sheet, which will be prepared within thirty (30) days of Closing, will be presented to Seller for review and will immediately thereafter be added to and deemed to be part of the Financial Statements and Schedule 3.7(a) if Seller has not reasonably objected to such balance sheet within fifteen (15) days after Seller's receipt but which shall not be deemed to be part of the Financial Statements and Schedule 3.7(a) until so completed and so added; all of which shall comprise Schedule 3.7(a).

     "GAAP" means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the Securities and Exchange Commission or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

     "GOVERNMENTAL AUTHORIZATIONS" means all licenses, permits, certificates and other authorizations and approvals of any Governmental Entity required under any Law to carry on the Business as currently conducted or anticipated in the Ordinary Course.

     "GOVERNMENTAL ENTITY" means any U.S. or non-U.S. local, state, federal or other government, including each of their respective branches, departments, agencies, courts, instrumentalities or other subdivisions.

     "HAZARDOUS SUBSTANCE" means and includes: (a) any hazardous materials, hazardous wastes, hazardous substances and toxic substances as those or similar items are defined under any Environmental Law; (b) any asbestos or any material that contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (c) any polychlorinated biphenyls or polychlorinated biphenyl-containing materials or fluids; (d) radon; (e) any other hazardous, explosive, flammable, infectious, carcinogenic, mutagenic, radioactive, toxic or noxious substance, material, pollutant, contaminant or solid, liquid or gaseous waste; (f) any petroleum, petroleum hydrocarbons, petroleum products, crude oil or any fractions thereof, natural gas or synthetic gas; and (h) any substance that, whether by its nature or its use, is or becomes subject to regulation under any Environmental Laws or with respect to which any Environmental Laws or Governmental Entity requires or will require environmental investigation, monitoring or remediation.

     "HIRED EMPLOYEES" is defined in Section 6.1(a)(ii) of this Agreement.

     "INDEMNIFIED PARTIES" means, as appropriate in the context, either the Buyer Indemnified Parties or the Seller Indemnified Parties, which terms are defined in Article VIII.

     "INDEMNIFYING PARTY" means a party obligated to provide indemnification pursuant to Article VIII.

     "INTELLECTUAL PROPERTY" means patents, inventions, trade secrets, concepts, know-how, inventions, discoveries, disclosures, copyrights (whether registered or unregistered), works of authorship, trademarks (whether registered or unregistered), service marks (whether registered or unregistered), mask works, trade names, trade dress, product names, slogans, logos and Internet domain names, including registrations and applications for any of the foregoing, software, firmware, object code, source code, specifications, processes, drawings, designs, technology, methods, techniques, formulae, work papers, and proprietary information and documents incorporating any similar rights, including technical reports and laboratory data (in all media).

     "INTERIM FINANCIAL STATEMENT" means the unaudited combined balance sheet, statement of operations and statement of cash flows of Seller for the three months ended March 31, 2006.

     "INVENTORY" is defined in Section 2.1(d) of this Agreement.

     "KALMUS LITIGATION" means that litigation currently entitled AR Kalmus Corp. v. Thomas Russell, Terry Perdue, Alan Chandler and McDowell Research Corporation, pending in the Court of Common Pleas of Montgomery County in the Commonwealth of Pennsylvania (Civil Action No. 03-24185) and all disputes, claims, litigations and suits arising out of the facts upon which the pending matter is based.

     "LAW" means any applicable law (including common law), statute, ordinance, rule, regulation, code, order, judgment, injunction, decree or judicial or administrative doctrine that is promulgated or issued by any Governmental Entity.

     "LEASE AGREEMENT" means that certain Lease Agreement substantially in the form attached hereto as Exhibit C.

     "LIABILITY" means any direct or indirect indebtedness, liability, Claim, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

     "LOSSES" means Liabilities, losses, interest, penalties and reasonable costs and expenses associated therewith (including attorneys' fees, litigation costs, fines, penalties and expenses of investigation), whether asserted by a party to this Agreement or by a third party, but in no event includes incidental or consequential damages.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), results of operations or assets of the Business or on Seller's ability to perform its obligations under this Agreement.

     "NO-SHOP PERIOD" is defined in Section 5.5(a) of this Agreement.

     "NOTICE PERIOD" is defined in Section 8.4(c) of this Agreement.

     "ORDINARY COURSE" means the ordinary course of business of the Business, consistent with past practices.

     "PATENTS" is defined in Section 2.1(a)(ii) of this Agreement.

     "PERMITTED ENCUMBRANCES" means Encumbrances that secure or constitute an Assumed Liability that is recorded on the Books and Records of Seller as of the Closing Date.

     "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.

     "PRODUCTS" is defined in Section 2.1(b) of this Agreement.

     "PURCHASE PRICE" is defined in Section 2.6(a) of this Agreement.

     "PURCHASE TRANSACTION" is defined in Section 5.5(b) of this Agreement.

     "RECEIVING PARTY" is defined in Section 5.6(a) of this Agreement.

     "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLER INDEMNIFIED PARTIES" is defined in Section 8.2 of this Agreement.

     "SELLER LOSSES" is defined in Section 8.2 of this Agreement.

     "SELLER SHAREHOLDERS" means Hauke, Martin, Evans and Alexander.

     "SHARES" means the shares of Buyer's Common Stock issuable upon conversion of the Convertible Note.

     "SOFTWARE" is defined in Section 2.1(a)(i) of this Agreement.

     "SUBSIDIARY" means any Person, fifty percent (50%) or more of the outstanding equity interests of which are owned, directly or indirectly, by another Person.

     "TAXES" means all taxes levied or imposed by any Governmental Entity, including income, gross receipts, windfall profits, value added, severance, production, sales, use, license, excise, franchise, employment, environmental, real property, personal property, transfer, alternative minimum, estimated, withholding or other taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether or not disputed or contested.

     "TAX RETURNS" means all U.S. and non-U.S. reports and returns required to be filed with respect to Taxes, including all attachments thereto.

     "TECHNICAL DOCUMENTATION" is defined in Section 2.1(e) of this Agreement.

     "TRADEMARKS" is defined in Section 2.1(a)(iii) of this Agreement.

     "TRANSFERRED ASSETS" is defined in Section 2.1 of this Agreement.

     "TRANSFERRED INTELLECTUAL PROPERTY" is defined in Section 2.1(a) of this Agreement.

     "TRANSACTION" means, collectively, the purchase and sale of the Transferred Assets, the assumption of the Assumed Liabilities and the execution and delivery of the Closing Documents and the other transactions, all as herein provided.

     "U.S." means the United States of America.

     SECTION 1.2 INTERPRETATION.

     In this Agreement, unless the express context otherwise requires:

          (A) the words "HEREIN," "HEREOF" and "HEREUNDER" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (B) references to "ARTICLE" or "SECTION" are to the respective Articles and Sections of this Agreement, and references to "EXHIBIT" or "SCHEDULE" are to the respective Exhibits and Schedules annexed hereto;

          (C) references to a "PARTY" mean a party to this Agreement and include references to such party's permitted successors and permitted assigns;

          (D) references to a "THIRD PARTY" mean a Person not a party to this Agreement;

          (E) the terms "DOLLARS" and "$" means U.S. dollars;

          (F) terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

          (G) references to a party's "KNOWLEDGE" or any similar phrase means with respect to any Person, the actual knowledge of such Person. In the case of Seller, knowledge shall include only the actual collective knowledge of Hauke, Martin, Evans and Alexander after due inquiry, as well as such knowledge as should have been obtained by these individuals in the exercise of due inquiry (determined in light of their roles and responsibilities generally);

          (H) the masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context; and

          (I) wherever the word "INCLUDE," "INCLUDES" or "INCLUDING" is used in this Agreement, it will be deemed to be followed by the words "without limitation."

     SECTION 1.3 ACCOUNTING CONVENTIONS.

     Except as expressly provided otherwise herein, all references in this Agreement to financial terms will be deemed to refer to such terms as they are defined under GAAP, consistently applied.

                         ARTICLE II. PURCHASE AND SALE

     SECTION 2.1 PURCHASE AND SALE OF ASSETS.

     On the terms and subject to the conditions set forth herein, at Closing, Seller will sell, convey, transfer, assign and deliver to Acquisition Sub, and Acquisition Sub will purchase from Seller, all of Seller's right, title and interest in and to the following listed assets owned by Seller that are used or useful in, related to or arise out of the Business (except for those assets that are defined in Section 2.2 as Excluded Assets), in each such case as the same exist on the Closing Date (collectively, the "TRANSFERRED ASSETS"):

          (A) all Intellectual Property, including the following (collectively, the "TRANSFERRED INTELLECTUAL PROPERTY"):

               (I) all source code, object code, design documentation and procedures for product generation and testing of all computer software and firmware, including that listed on Schedule 2.1(a)(i) and including the software rules and algorithms, flowcharts, trade secrets, know-how, inventions, patents, copyrights, designs, technical processes, works of authorship, Technical Documentation, included in or relating to the same (collectively, the "SOFTWARE");

               (II) all patents and patent applications, including those listed on Schedule 2.1(a)(ii), together with any division, continuation, continuation-in-part, continuing prosecution application, continued examination application, reinstatement, reexamination, revival, reissue, extension or substitution of any thereof, and corresponding foreign applications, patents and rights thereto, including, in all cases, the right to sue for past infringement thereof and to collect any past or future royalties or other payments in connection therewith (collectively, the "PATENTS");

               (III) all trademarks, service marks, trade names, trade dress, product names, slogans and logos, including those listed on Schedule 2.1(a)(iii), and corresponding foreign applications, marks and rights thereto, including, in all cases, the right to sue for past infringement thereof and to collect any past or future royalties or other payments in connection therewith (collectively, the "TRADEMARKS");

               (IV) all product development projects, including those listed on
          Schedule 2.1(b);

               (V) all Internet, intranet and World Wide Web content, sites, domain names and pages, and all HTML and other code related thereto, including those listed on Schedule 2.1(a)(v); and

          (B) all products related to or incorporating any Intellectual Property, including those listed on Schedule 2.1(b) and including all proposed or unimplemented developments or improvements thereof, and the trade secrets, know-how, inventions, patents, copyrights, mask works, designs, technical processes, works of authorship and technical data included in or relating to the same (the "PRODUCTS");

          (C) only the following contracts and instruments, and no others (collectively, the "ASSUMED CONTRACTS"):

               (I) those contracts, agreements, licenses (whether granted to or by a third party) and other commitments and arrangements, oral or written, with any Person respecting the ownership, license, acquisition, design, development, distribution, marketing, use, maintenance, support or enhancement of Intellectual Property, related technical or user documentation or databases (including royalty, work-for-hire, consulting, employment, dealership and franchise agreements), which are listed on Schedule 2.1(c)(i) (the "ASSUMED LICENSE AGREEMENTS"); and

               (II) those other agreements, contracts, subcontracts, leases and subleases of personal property, arrangements, commitments, licenses and sublicenses, with customers, suppliers, resellers, distributors, current, former or prospective employees, employee groups, or other third parties, which are listed on Schedule 2.1(c)(ii);

               (III) subject to the insurer's acceptance and any limitations imposed by law, Seller's health insurance plan with United Health Insurance and Seller's dental plan, in each instance as of the Closing Date;

          (D) all inventories of (i) Products; (ii) computer program code (in all media) and materials; (iii) program documentation, including user materials; and (iv) all other unused or reusable materials, stores and supplies, including those of the nature or type reflected on the Preliminary Final Balance Sheet or on Schedule 2.1(d) (the "INVENTORY");

          (E) all technical and descriptive materials in all media (other than Inventory) relating to the acquisition, design, development, use or maintenance of Intellectual Property or the

Products, including any compilers, tools, libraries, debuggers and higher level or proprietary language (the "TECHNICAL DOCUMENTATION");

          (F) all of the furniture, fixtures, equipment, computer equipment and hardware, Seller-owned 1996 Dodge pickup truck, machinery, apparatus, media, tools, appliances, implements, supplies and other tangible personal property of Seller wherever located including that listed on Schedule 2.1(f), along with all rights under related product warranties, including any leasehold improvements owned by Seller for the Seller's leased premises located in Waco;

          (G) all customer lists and documentation (in all media) relating to the customers of the Business;

          (H) as the same relate to the other Transferred Assets enumerated herein, all Books and Records, and all proprietary and non-proprietary business information, including marketing and sales materials and publications, product literature, reports, plans, records, pricing, cost and other manuals, advertising materials, catalogues, sales, service and maintenance records, and training materials;

          (I) to the extent their transfer is permitted by Law, all Governmental Authorizations which are required for the conduct of the Business, and all applications therefor;

          (J) all Claims that Seller may have against any Person relating to or arising out of any Transferred Asset or any Hired Employee, including rights to recover damages, settlements, rights to refunds, Claims for compensation or benefits, insurance Claims, Claims of infringement or past infringement of any Intellectual Property rights and royalty or similar rights related to any Transferred Intellectual Property;

          (K) the assets, if any, that are listed on Schedule 2.1(k);

          (L) all accounts receivable of Seller; and

          (M) all goodwill of the Business associated with the foregoing enumerated Transferred Assets.

     SECTION 2.2 EXCLUDED ASSETS.

     Notwithstanding anything herein to the contrary, from and after Closing, Seller will retain all of its existing right, title and interest in and to, and there will be excluded from the sale, conveyance, assignment or transfer to Acquisition Sub hereunder, and the Transferred Assets will not include, the following, in each case as the same exists on the Closing Date (collectively, the "EXCLUDED ASSETS"):

          (A) all other agreements, instruments, contracts, subcontracts, leases, subleases, arrangements, commitments, licenses, sublicenses and independent contractor agreements, written or oral, and sales representative agreements, written or oral, that are not Assumed Contracts;

          (B) all employee compensation, retirement, pension, severance, deferred compensation, health, welfare or benefit plans and programs, and all funds and accounts held thereunder;

          (C) all real property, including land, buildings, structures and improvements thereon, appurtenances thereto and interests therein (including leasehold or possessory interests), and all fixtures constituting part of such real property, except as provided in Section 2.1(f);

          (D) all refunds, overpayments and prepayments of Taxes and duties paid by Seller,

          (E) all Tax Returns of Seller and all other Books and Records related thereto;

          (F) all corporate minute books and stock records of Seller;

          (G) the capital stock of any Subsidiary;

          (H) the Convertible Note and the Seller's rights under this Agreement;

          (I) cash and cash equivalents; and

          (J) the assets, if any, that are set forth on Schedule 2.2(j).

     SECTION 2.3 INABILITY TO ASSIGN ASSUMED CONTRACTS.

          (A) Notwithstanding anything to the contrary contained in this Agreement or in any Closing Document, to the extent that the assignment or attempted assignment to Acquisition Sub of any Assumed Contract, or any Claim, right or benefit arising thereunder or resulting therefrom, is prohibited by any Law, or would require any consent, approval, waiver, authorization or novation by a Governmental Entity or a Person and such consent, approval, waiver, authorization or novation has not been obtained prior to Closing and in a form acceptable to Acquisition Sub in its sole discretion, or with respect to which any attempted assignment would be ineffective or would materially adversely affect the rights of Seller or Acquisition Sub thereunder, then this Agreement will not constitute an assignment or attempted assignment thereof, and the same will not be assigned at Closing.

          (B) Both prior and subsequent to Closing, the parties will use commercially reasonable efforts, and cooperate with each other, to obtain promptly all consents, approvals, waivers, authorizations or novations, including all Approvals, for the Assumed Contracts on terms acceptable to Buyer and Acquisition Sub in its sole discretion. Buyer will bear and pay the cost of all filing, recordation and similar fees and Taxes incurred after the date hereof and payable to Governmental Entities in connection with assignment of the Assumed Contracts, and any additional fees or charges (howsoever denominated) required by any Persons in connection with the assignment of any Assumed Contract or obtaining any consent, approval, waiver, authorization or novation, including any Approval.

          (C) If any consent, approval, waiver, authorization or novation, including any Approval, which is necessary for the effective assignment to Acquisition Sub of any Assumed Contract, cannot be obtained or made and, as a result, the full benefits of use of such Assumed Contract cannot be provided to Acquisition Sub following Closing otherwise in accordance with this Agreement, then Seller will use its best efforts to provide Acquisition Sub the economic (taking into account all burdens and benefits, including Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining or making such consent, approval, waiver, authorization or novation, as the case may be, and to permit Acquisition Sub to perform Seller's obligations and enforce Seller's rights under such Assumed Contract as if such Assumed Contracts had been sold, conveyed, assigned and delivered to Acquisition Sub, including (i) enforcing, at the Acquisition Sub's request and at the expense of Seller, any rights of Seller arising with respect thereto, including the right to terminate in accordance with the terms thereof upon the advice of Acquisition Sub and (ii) permitting Acquisition Sub to enforce any rights arising with respect thereto. Seller will pay to Acquisition Sub, when received, all income, proceeds and other monies received by Seller from third parties to the extent related to Acquisition Sub's intended rights under any Assumed Contract, as contemplated by this Section 2.3(c). Once any such consent, approval, waiver, authorization or novation is obtained or made in a form acceptable to Acquisition Sub in its sole discretion, Seller will assign such Assumed Contract to Acquisition Sub at no additional cost. Any expenses incurred by Seller, and any reasonable expenses incurred by Acquisition Sub, in connection with the arrangements contemplated by this
Section 2.3(c) will be borne by Buyer.

          (D) The provisions of this Section 2.3 shall not affect the right of the Buyer and Acquisition Sub to elect not to consummate the Transaction contemplated by this Agreement if the conditions to its obligations hereunder contained in Article VII hereof have not been otherwise fulfilled.

     SECTION 2.4 EXCLUDED LIABILITIES.

     It is expressly understood and agreed that neither Buyer nor Acquisition Sub (nor any of their Affiliates) will assume, nor will any of them be liable for, any Liability of Seller, any Seller Subsidiary, any Affiliate of Seller or the Business, of any kind or nature, at any time existing or asserted, howsoever arising, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, liquidated or unliquidated, due or to become due, and whether or not recorded on the Books and Records of any Person, unless such Liability is expressly within the definition of Assumed Liabilities under Section 2.5. All Liabilities that are not expressly within the definition of Assumed Liabilities under Section 2.5 are referred to collectively as the "EXCLUDED LIABILITIES."

     SECTION 2.5 ASSUMPTION OF CERTAIN LIABILITIES.

     On the terms and subject to the conditions set forth herein, Acquisition Sub will assume and agree to satisfy and discharge or perform when due only the following Liabilities of Seller (and no others) (collectively, the "ASSUMED LIABILITIES"):

          (A) all Liabilities identified on the Final Balance Sheet arising under the Assumed Contracts to the extent that the rights and benefits of Seller thereunder are effectively transferred or assigned to Acquisition Sub, or novated for the benefit of Acquisition Sub, subject to Section 2.3(c) hereof;

          (B) all Liabilities that arise out of or relate to the Transferred Assets (other that the Assumed Contracts) to the extent such Liabilities are attributable to occurrences and circumstances arising after Closing;

          (C) all Liabilities for accounts payable, Deferred Revenue and Central National Bank Notes Payable (Nos. 4420600 and 4491500) identified on the Final Balance Sheet, but only up to the amount of such Liabilities set forth on the Final Balance Sheet;

          (D) that amount of the $2,500,000 Revolving Line of Credit Note with Central National Bank (No. 4885400) which the Presidents of Seller and Buyer agree prior to Closing represents amounts borrowed by Seller to support shipments of Product after Closing to Seller's customers;

          (E) that amount paid by Seller for RF amplifiers pursuant to Section
5.22 which the Presidents of Seller and Buyer agree prior to Closing relates to the purchase of amplifier inventory, the sale of which will be made by Buyer after Closing; and

          (F) all Liabilities for post-Closing occupancy of the apartment leased premises at Apartment 301, South 4th Street, in Waco, Texas.

     SECTION 2.6 PURCHASE PRICE.

          (A) On the terms and subject to the conditions set forth in this Agreement, and subject to adjustment, if any, as provided by Section 2.6(c) and
Section 2.6(d), the purchase price for the Transferred Assets is Twenty-Five Million Dollars ($25,000,000) (the "PURCHASE PRICE"). The Purchase Price shall consist of (i) Five Million Dollars ($5,000,000); and (ii) the Convertible Note, the original principal amount of which shall be Twenty Million Dollars ($20,000,000).

          (B) On the terms and subject to the conditions set forth in this Agreement, at Closing, Buyer shall pay the Purchase Price as follows:

               (I) by wire transfer of immediately-available funds in the amount of Five Million and no/100 Dollars ($5,000,000); and

               (II) by delivery of the Convertible Note.

          (C) To the extent the total of the accounts receivable plus inventory minus accounts payable on the Final Balance Sheet is less than $3,000,000, the principal amount of the Convertible Note shall be decreased, and to the extent the total of the accounts receivable plus inventory minus accounts payable on the Final Balance Sheet is greater than $3,000,000, that amount will be distributed to Seller as collected. The amount distributed to Seller, if any, shall be computed and paid on a monthly basis within thirty (30) days of month end. Schedule 2.6(c) sets forth the manner in which the cash resulting from the post-Closing collection of accounts receivable will be allocated between Seller and Buyer if any distributions are owed Seller pursuant to this Section 2.6(c).

          (D) To the extent the Presidents of Seller and Buyer agree that there are Assumed Liabilities pursuant to Section 2.5(d) and Section 2.5(e), the Purchase Price shall be deemed adjusted upward by the amount of those Assumed Liabilities.

     SECTION 2.7 CLOSING.

     Closing will take place at the offices of Buyer's counsel, Harter, Secrest & Emery LLP, 1600 Bausch & Lomb Place, Rochester, New York, at 9:00 a.m., local time, on July 31, 2006, or on such other date, or at such other time or place, as the parties may mutually agree. The date on which Closing occurs is called the "CLOSING DATE" and Closing will be effective (the "EFFECTIVE TIME") as of the time of day (in Rochester, New York) set forth in a certificate to be executed by the Buyer and Seller on the Closing Date. The required deliveries at Closing are set forth in Article VII.

              ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER

     As of the date hereof and (except as otherwise expressly stated herein) as of the Closing, each of Seller, and each Seller Shareholder, jointly and severally, represents and warrants to Buyer as follows:

     SECTION 3.1 ORGANIZATION AND POWER; STOCK OWNERSHIP.

          (A) Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Texas. Seller has all requisite partnership power and authority to enter into this Agreement and the Closing Documents, to perform its obligations hereunder and thereunder, to own, lease, operate and transfer the Transferred Assets, and to carry on the Business as now being conducted. Seller is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction where its ownership or operation of the Transferred Assets or its conduct of the Business requires such qualification, which jurisdictions are listed on Schedule 3.1(a).

          (B) The total capital of Seller consists of 99% limited partner interest and 1% general partner interest. There are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments to issue or sell any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any equity interest in Seller, and no securities or obligations evidencing such rights are outstanding.

     SECTION 3.2 AUTHORIZATION.

     Seller has full partnership power and authority to execute and deliver this Agreement and each Closing Document and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and each Closing Document have been duly and validly authorized by Seller's general partner and by the limited partner of Seller and, if necessary, by the other Persons listed on Schedule 3.1(b), and no additional partnership authorization or consent is required in connection therewith.

     SECTION 3.3 APPROVALS.

     Except for the Approvals, no consent, approval, waiver, authorization or novation is required to be obtained by Seller and no notice or filing is required to be given by Seller to, or made by Seller with, any Governmental Entity or other Person in connection with the execution, delivery and performance by Seller of this Agreement and each Closing Document and the consummation of the Transaction.

     SECTION 3.4 NON-CONTRAVENTION.

     The execution, delivery and performance by Seller of this Agreement and each Closing Document, and the consummation of the Transaction, do not and will not: (a) violate any provision of the Certificate of Limited Partnership or the Limited Partnership Agreement or other organizational documents of Seller; (b) assuming the receipt or making of all Approvals, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Seller under, or a loss of any benefit to which Seller is entitled under, any Assumed Contract or any contract to which Seller is a party, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the Transferred Assets; or (c) assuming the receipt or making of all Approvals, violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which Seller is subject.

     SECTION 3.5 BINDING EFFECT.

     This Agreement and each Closing Document, when executed and delivered by Buyer and Seller, will constitute valid and legally binding obligations of Seller, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     SECTION 3.6 SELLER SUBSIDIARIES.

     Seller has no Subsidiaries.

     SECTION 3.7 FINANCIAL STATEMENTS AND 2006 FORECAST.

          (A) Annexed hereto as Schedule 3.7(a) are each of the Financial Statements. The Financial Statements fairly present the financial position and the results of the operations of the Business for the respective periods therein stated, and reflect adequate reserves for all known Liabilities, as of the respective dates therein stated. The Final Balance Sheet will be prepared and the Financial Statements for the years ended December 31, 2004 and December 31, 2005 have been prepared in accordance with GAAP consistently applied, except as noted in the footnotes and except with respect to inventory valuation for the year ended December 31, 2004.

          (B) The Business does not have any Liability of any nature that is not reflected or reserved against on the Financial Statements except for: (i) Liabilities of a similar nature as those reflected or reserved against on the Financial Statements that were incurred in the Ordinary Course since December 31, 2005; and (ii) those Liabilities set forth on Schedule 3.7(b). Accounts payable reflected in the Financial Statements have arisen from bona fide transactions and are usual and normal in amount both individually and in the aggregate. Except as set forth on Schedule 3.7(b), all Liabilities of the Business incurred after December 31, 2005 were incurred in the Ordinary Course, arose from bona fide transactions, and are usual and normal in amount both individually and in the aggregate. Except as set forth on Schedule 3.7(b), all Liabilities of the Business can be prepaid without penalty at any time. Except as set forth on Schedule 3.7(b), all proceeds of the $2,500,000 borrowing pursuant to the Revolving Line of Credit with Central National Bank have been used by Seller to support inventory purchases for the benefit of and shipments of Product to Seller's customers.

          (C) Annexed hereto as Schedule 3.7(c) is the 2006 Forecast. The 2006 Forecast has been prepared in good faith by Seller to the best of Seller's ability and is based on certain assumptions and Seller's analysis of information available as of the date of this Agreement. All material assumptions are identified on the Schedule of Assumptions which accompanies the 2006 Forecast, and all such assumptions are reasonable in the context presented.

     SECTION 3.8 TITLE.

     With respect to all of the Transferred Assets, Seller has and will have at
Closing: (i) good title to all tangible property included in the Transferred Assets, free and clear of all Encumbrances except for Permitted Encumbrances; and (ii) all right, title and interest in and to all intangible property included in the Transferred Assets, free and clear of all Encumbrances except for Permitted Encumbrances and, in the case of the Assumed Contracts, subject to the rights of third parties thereunder. Seller will effectively transfer such title to all of the Transferred Assets to Buyer at Closing.

     SECTION 3.9 TRANSFERRED ASSETS.

          (A) The Transferred Assets, when taken together with the Excluded Assets, constitute all properties, assets and leasehold estates, real, personal and mixed, tangible and intangible, comprising, used or useful in the operation of the Business on the date hereof and immediately prior to Closing.

          (B) Except as set forth in Schedule 3.9(b), those Transferred Assets that are tangible and are presently being used by Seller for manufacturing Products, are in a good state of repair and condition, ordinary wear and tear excepted.

          (C) All of the Inventory is good and marketable and, except as set forth in Schedule 3.9(c), all of the Software and Products included in the Inventory are the respective current versions thereof.

          (D) All of the accounts receivable (including the accounts, obligations, contracts and instruments which underlie such accounts receivable) set forth on the Financial Statements, net of the reserve for doubtful accounts shown thereon, and those accounts receivable arising subsequent to December 31, 2005 and prior to the Closing Date will be good and collectible on the Closing Date at their respective full amounts. All of such accounts receivable are owned by Seller free of all claims and encumbrances. Seller has not rescinded, cancelled, settled, modified or otherwise compromised any accounts receivable, or any indebtedness due thereunder, or any guaranty or repurchase obligation related thereto, except in the Ordinary Course.

     SECTION 3.10 COMPLIANCE WITH LAWS.

          (A) The Business has been and is being conducted in compliance with all Laws, except for any non-compliance that would not, individually or in the aggregate have a Material Adverse Effect. The Seller has all Governmental Authorizations necessary for the conduct of the Business as currently conducted, except for those Governmental Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

          (B) To Seller's knowledge, each of the premises of the Business conforms to and complies with all covenants, conditions, restrictions, reservations, land use, zoning, health, fire, water and building codes and other similar Laws, and no such Laws prohibit or limit or condition the use or operation of such premises as currently used and operated. There is no pending, or to Seller's knowledge, contemplated, threatened or anticipated change in the zoning classification of any of such premises. Seller has operated and maintained such premises in accordance with applicable Laws.

     SECTION 3.11 LITIGATION AND CLAIMS.

     Except as set forth on Schedule 3.11: (a) there is no civil, criminal or administrative Claim or investigation pending or, to Seller's knowledge, threatened, against Seller or any Seller Affiliate with respect to or relating to the Business, any of the Transferred Assets or Assumed Liabilities; and (b) neither the Business, nor any of the Transferred Assets nor any Assumed Liability is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity or of any arbitrator.

     SECTION 3.12 INTELLECTUAL PROPERTY.

          (A) Seller owns or has the right to use pursuant to written license, sublicense, agreement or permission all of the Transferred Intellectual Property. Each item of Transferred Intellectual Property and Seller's rights under the Assumed License Agreement will be owned or available for use by right by Buyer immediately upon Closing, without the payment of any additional amounts to any third party, other than applicable Assumed Liabilities. Upon Closing, to the Seller's knowledge, all available patent rights as to any of the Transferred Intellectual Property or any of the Products may be pursued exclusively by Buyer.

          (B) Seller owns and Buyer will receive at Closing, free and clear of all Encumbrances (except for Permitted Encumbrances), all Intellectual Property and other proprietary information, processes and formulae used in, related to or arising from the Business or otherwise necessary for the ownership, maintenance and use of the Transferred Assets and the conduct of the Business.

          (C) Except as set forth in Schedule 3.12(c), Seller has not interfered with, infringed upon, misappropriated or otherwise violated (whether through the use of the Transferred Intellectual Property or otherwise) any Intellectual Property rights of any third party, and no Claim has been asserted by any Person as to the use of the Transferred Intellectual Property or alleging any such interference, infringement, misappropriation or violation (including any Claim that Seller must license or refrain from using any Intellectual Property rights of any third party), and Seller does not know of any valid basis for any such Claim. Except as set forth in Schedule 3.12(c), to Seller's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise violated any rights of Seller with respect to the Transferred Intellectual Property. Seller has made available to Buyer all infringement studies, including opinions of counsel, prepared by or on behalf of Seller.

          (D) Schedule 2.1(a)(i) identifies all Software of Seller. Seller has made available to Buyer correct and complete copies of all such items of Transferred Intellectual Property, as amended to date, and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Except as set forth in Schedule 3.12(d), with respect to each such item of Transferred Intellectual
Property:

               (I) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor, to Seller's knowledge, is any of the foregoing threatened;

               (II) no Claim or investigation is pending or, to Seller's knowledge, threatened, which challenges the legality, validity, enforceability, use or ownership of the item; and

               (III) Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other violation with respect to the item.

          (E) Schedule 2.1(a)(ii) and Schedule 2.1(a)(iii) identify each Patent and Trademark of Seller. Seller has made available to Buyer correct and complete copies of all items related to such Transferred Intellectual Property, as amended to date, and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item, including all applications, registrations and prosecution materials. Except as set forth in Schedule 3.12(e), with respect to each such item of Transferred Intellectual Property:

               (I) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor, to Seller's knowledge, is any of the foregoing threatened;

               (II) no Claim or investigation is pending or, to Seller's knowledge, threatened, which challenges the legality, validity, enforceability, use or ownership of the item;

               (III) Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other violation with respect to the item; and

               (IV) Seller has not taken, nor does it know of, any actions, including a sale or offer for sale, the disclosure of which could lead to the invalidity of any resulting patent.

          (F) Schedule 2.1(b) identifies each Product and Seller has made available to Buyer correct and complete copies of all items related to the same, as amended to date, and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item, including all applications, registrations and prosecution materials. Except as set forth in Schedule 3.12(f), with respect to each Product:

               (I) the Product is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor, to Seller's knowledge, is any of the foregoing threatened;

               (II) no Claim or investigation is pending or, to Seller's knowledge, threatened, which challenges the legality, validity, enforceability, use or ownership of the Product;

               (III) Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other violation with respect to the Product; and

          (G) with respect to each Assumed License Agreement:

               (I) the Assumed License Agreement is legal, valid, binding, enforceable and in full force and effect with respect to Seller and any other party thereto;

               (II) the Assumed License Agreement will continue to be legal, valid, binding, enforceable and in full force and effect with respect to Buyer and any other party thereto following the consummation of the Transaction;

               (III) neither Seller nor any other party to the Assumed License Agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

               (IV) neither Seller nor any other party to the Assumed License Agreement has repudiated any material provision thereof or threatened any breach thereof;

               (V) to the Seller's knowledge, (i) with respect to each Assumed License Agreement that is a sublicense of Intellectual Property owned by a third party, the representations and warranties set forth in Sections 3.12(g)(i) through 3.12(g)(iv) are true and correct with respect to the underlying license; and (ii) no Claim or investigation is pending or threatened that challenges the legality, validity or enforceability of the Intellectual Property owned by a third party underlying the Assumed License Agreement, and there is no basis for any such Claim.

          (H) Schedule 3.12(h) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software. To Seller's knowledge, in no instance has the eligibility of the Software for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

          (I) Seller has promulgated and used its commercially reasonable efforts to enforce the trade secret protection program set forth in Schedule 3.12(i). To Seller's knowledge, there has been no material violation of such program by any Person. The Transferred Intellectual Property (including any source code and system documentation relating to the Software): (i) has at all times been maintained in confidence; and (ii) has been disclosed by Seller only to employees and consultants having a "need to know" the contents thereof in connection with the performance of their duties to Seller.

          (J) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception, reduction to practice or development of the Technical Documentation, Transferred Intellectual Property and Products on behalf of Seller either: (i) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive and original ownership of, and all right, title and interest in and to, all tangible and intangible property thereby arising; or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective and exclusive ownership of all right, title and interest in and to all tangible and intangible property arising thereby.

     SECTION 3.13 ADEQUACY OF TECHNICAL DOCUMENTATION.

     The Technical Documentation includes the source code, system documentation, statements of principles of operation and schematics for all of the Intellectual Property, as well as any pertinent commentary or explanation, including any commentary contained in any source code, that may be necessary to render such materials understandable to Buyer and, with respect to any Software, usable by a trained computer programmer.

     SECTION 3.14 INTELLECTUAL PROPERTY RIGHTS GRANTED TO SELLER.

          (A) Schedule 3.14(a) lists each license, sublicense, agreement and permission by which Seller uses or has right, prospective rights to such rights or interests in any Intellectual Property owned by a third party. Seller has made available to Buyer correct and complete copies of all such licenses, sublicenses and agreements (as amended to date). The Seller has not obtained any such rights in any Intellectual Property under any oral license, sublicense, agreement or permission.

          (B) Seller has obtained the full, unrestricted and legal right and license to use, make, have made, copy, publicly display, publicly perform, modify and distribute the third-party Intellectual Property contained in the Transferred Intellectual Property and Technical Documentation pursuant to the Assumed License Agreements. Except as set forth on Schedule 3.14(b), to Seller's knowledge, the Transferred Intellectual Property and the Technical Documentation contain no other programming, materials or Intellectual Property in which any third party may claim superior, joint or common ownership, including any right or license. The Transferred Intellectual Property and the Technical Documentation do not contain derivative works, reproductions or copies of any programming or materials not owned in their entirety by Seller and included in the Transferred Assets.

     SECTION 3.15 THIRD-PARTY INTERESTS IN INTELLECTUAL PROPERTY.

     Schedule 3.15 identifies each license, sublicense, agreement and permission by which a third-party uses or has rights, prospective rights to such rights or interests in any Intellectual Property or Technical Documentation owned by Seller. Seller has made available to Buyer correct and complete copies of all such agreements (as amended to date). The Seller has not granted any such rights in any Intellectual Property under any oral license, sublicense, agreement or permission. The licenses and sublicenses set forth on Schedule 3.15 constitute only end-user agreements, each in a standard form previously disclosed to Buyer and each of which grants the end-user thereunder solely the non-exclusive right and license to use an identified Intellectual Property and related user documentation, for internal purposes only. There are no contracts, agreements, licenses and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Inventory, the Technical Documentation, the Transferred Intellectual Property or the Products by any independent sales person, distributor, sublicensor or other re-marketer or sales organization.

     SECTION 3.16 MAJOR VENDORS AND CUSTOMERS.

     Schedule 3.16 lists each third-party licensor, developer, re-marketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, the Business to whom Seller paid or billed in the aggregate $5,000 (in cash, stock, services, debt or other consideration) or more during 2005, together with, in each case, the amount paid or billed during such period. The consummation of the Transaction will not result in the loss of any significant customer, potential customer or vendor of the Business.

     SECTION 3.17 ASSUMED CONTRACTS.

          (A) Seller has made available to Buyer true and complete copies of each Assumed Contract that is in written form, and true and complete written summaries of each Assumed Contract that is oral. Each of the Assumed Contracts constitutes the valid and legally binding obligation of Seller and of the other parties thereto, and is enforceable in accordance with its terms. Each of the Assumed Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. All obligations required to be performed under the terms of the Assumed Contracts by the date hereof have been performed. All obligations required to be performed under the terms of the Assumed Contracts by the Closing Date shall have been performed. No act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under any of the Assumed Contracts or permit termination, modification or acceleration thereunder, and each of the Assumed Contracts is in full force and effect without default on the part of Seller and, to Seller's knowledge, of the other parties thereto.

          (B) Except for the Approvals, none of the Assumed Contracts requires consent or waiver for its assignment to and assumption by Acquisition Sub.

          (C) Except for this Agreement, the Assumed Contracts, the Plans (as defined in Section 3.21), and any agreements identified in Schedule 2.2(j), there are no: (i) contracts or commitments affecting the use or value of the Business or any of the Transferred Assets; (ii) agreements, licenses or commitments with respect to Transferred Intellectual Property or affecting the Business or requiring future performance by Seller; (iii) collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives, groups of employees, works councils or the like;
(iv) employment contracts or other contracts, agreements or commitments to or with individual current, former or prospective employees, consultants or agents; or (v) joint ventures or other contracts or commitments providing for payments based in any manner on the revenues or profits of Seller, the Business or any Transferred Asset.

     SECTION 3.18 WARRANTIES.

     All Products sold by the Seller on or before the date hereof have been in conformity with written warranties and commitments and express and implied warranties of Seller. As of December 31, 2005, the Seller had no Liability for replacement of such Products or other damages in connection therewith, except to the extent of any warranty reserve set forth on the Financial Statements, which warranty reserve is adequate to cover the amount of all reasonably anticipated warranty-related claims for Products sold on or before December 31, 2005. As of the Closing Date, the Seller will have no Liability for replacement of such Products or other damages in connection therewith, except to the extent of any warranty reserve set forth on the Final Balance Sheet, which warranty reserve will be adequate to cover the amount of all reasonably anticipated warranty-related claims for Products sold on or before the Closing Date. No Product sold by the Seller is subject to any contractual guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or license. Seller has heretofore made available to Buyer copies of the standard terms and conditions of sale or license used by the Seller, which contain all applicable guaranty, warranty and indemnity provisions.

     SECTION 3.19 TAXES.

     Except as set forth on Schedule 3.19:

          (A) Seller (and each affiliated, unitary or combined group of which Seller is or has been a member) has timely filed all material federal, state, local and foreign income and franchise Tax Returns, and all other material Tax Returns that are required to be filed by it on or before the date hereof, and all Taxes shown on any Tax Return have been paid, and the Financial Statements reflect an adequate accrual, based on the facts and circumstances existing as of the respective dates thereof, for all Taxes payable by Seller through the respective dates thereof;

          (B) there are no deficiencies for any Taxes proposed, asserted or assessed against Seller, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority;

          (C) Seller has complied with all applicable Laws relating to the payment and withholding of material Taxes and has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other Person;

          (D) there are no Encumbrances for Taxes (other than Permitted Encumbrances set forth on Schedule 3.19) on the assets of Seller;

          (E) Seller is not bound by any agreement (either with any Person or any taxing authority) with respect to Taxes that will remain in effect following Closing;

          (F) Seller has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or
(ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Transaction;

          (G) Seller has never been a member of an affiliated, unitary or combined group of corporations (within the meaning of Section 1504 of the Code and any analogous provision of state, local or foreign Law) other than the affiliated group of which Seller is the common parent;

          (H) Seller has not filed a consent pursuant to the provisions of
Section 341(f) of the Code (or any corresponding provision of state or local
Law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state or local Law) apply to any disposition of any asset owned by Seller;

          (I) Seller has not agreed to make, nor is required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting methods or otherwise;

          (J) no property owned by Seller is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (iii)

"tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, or (iv) "limited use property" (as that term is used in Rev. Proc. 76-30);

          (K) no audit or other administrative or court proceedings are pending with respect to Taxes of Seller and no notice thereof has been received; and no issue has been raised by any taxing authority in any presently pending or prior audit that could have a Material Adverse Effect on Seller for any period after Closing;

          (L) no Claim has been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation in that jurisdiction;

          (M) Seller is not a party to any contract, agreement or other arrangement which provides for the payment of any amount which would not be deductible by reason of Section 280G of the Code; and

          (N) Seller has made available to Buyer true and complete copies of (i) all federal and state income Tax Returns of Seller (or the portion of any affiliated, unitary or combined Tax Return relating to Seller) for the preceding three (3) taxable years, and (ii) any audit report issued within the last three
(3) years (or otherwise with respect to any audit or proceeding in progress) relating to Taxes of Seller.

     SECTION 3.20 EMPLOYMENT MATTERS.

     Except as set forth on Schedule 3.20: (a) Seller is not a party to or bound by any collective bargaining or similar agreement; (b) during the three-year period preceding the date hereof, the Business has not experienced any strikes, grievances or Claims of unfair labor practice; (c) Seller has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the employees of the Business; (d) during the three-year period preceding the date hereof, there has not been, and there is not presently pending or existing or, to Seller's knowledge, threatened, any strike, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, any application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Entity, organizational activity or other labor dispute against the Business or its premises; (e) no application for certification of a collective bargaining agent is pending or, to Seller's knowledge, threatened; (f) there is no lockout of any employees by the Business; (g) there are no Claims currently pending or, to Seller's knowledge, threatened, against Seller alleging the violation of any Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health and plant closing (collectively, "EMPLOYMENT LAWS"), or any other Claim whatsoever, whether based in tort, contract or Law, arising out of or relating in any way to a Person's employment (actual or alleged), application for employment or termination of employment with Seller and, to the Seller's knowledge, there is no basis for any such Claim; (h) Seller has not been found liable for the payment of Taxes, fines, penalties or other amounts, however designated, for failure to comply with any Employment Laws, and, to the Seller's knowledge, there is no basis for any such Liability; and (i) Seller has paid all amounts of compensation due to its employees and former employees and has properly withheld and reported Taxes on the same.

     SECTION 3.21 EMPLOYEE BENEFITS.

          (A) Schedule 3.21(a) lists all formal or informal, written or unwritten, employee benefit plans and collective bargaining, employment or severance agreements or other similar arrangements which the Seller, or any ERISA Affiliate, has ever sponsored, maintained, or to which contributions are made, or for which obligations have been incurred, for the benefit of employees of the Seller or an ERISA Affiliate, including, without limitation, (1) any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) (the "BENEFIT PLANS"), (2) any profit-sharing, incentive compensation (whether cash or equity), commission, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (3) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, and (4) any employment agreement. The plans, agreements and arrangements described in this
Section 3.21 are referred to herein as "PLANS". Copies of all written Plans and written descriptions of all unwritten Plans have been provided or made available to Buyer.

          (B) None of the Plans is (i) a plan subject to Title IV of ERISA or
Section 412 of the Code, (ii) a "multiemployer plan" (within the meaning of Section 3(37) of ERISA), (iii) a "multiple employer plan" (within the meaning of
Section 3(40) of ERISA or Section 413(c) of the Code), (iv) a "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code), or (v) a "multiple employer welfare arrangement" (within the meaning of Section 3(40)(A) of ERISA).

          (C) Neither the Seller nor any ERISA Affiliate has ever contributed to, or had an obligation to contribute to, any plan subject to Title IV of ERISA or Section 412 of the Code, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), any "multiple employer plan" (within the meaning of
Section 3(40) of ERISA or Section 413(c) of the Code), any "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code), or any "multiple employer welfare arrangement" (within the meaning of Section 3(40)(A) of ERISA).

          (D) Each Plan has been administered in accordance with: (i) the terms of all applicable governing documents; (ii) the applicable provisions of ERISA, the Code and all other Laws; and (iii) the terms of all applicable employment, collective bargaining and other agreements. Except as set forth in Schedule 3.11, there are no actions, suits, proceedings, disputes, Claims or investigations pending or, to Seller's knowledge, threatened against or involving any Plan, and there are no investigations by any Governmental Entity or other Claims (except routine claims for benefits payable in the normal operation of the plan) pending or threatened against or involving any Plan or asserting any rights to benefits under any Plan.

          (E) All contributions to, and payments from, the Plans that may have been required to be made in accordance with such plans and, when applicable,
Section 302 of ERISA or Section 412 of the Code, have been timely made. All such contributions to the Plans, and all payments under the Plans for any period ending before the Closing Date that are not yet, but will be, required to be made with respect to the employees of the Business, are disclosed on Schedule 3.21(e). Seller has funded or will fund each Plan in accordance with its terms through the Closing Date, including the payment of applicable premiums on any insurance contract funding a Plan for coverage provided through the Closing Date.

          (F) No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any Plan, and no civil or criminal action brought pursuant to Part 5 of Title I of ERISA is pending or, to Seller's knowledge, threatened in writing or orally against any fiduciary of any Plan.

          (G) All of the Plans that are intended to qualify under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service to the effect that such plans are so qualified. No determination letter with respect to any such Plan has been revoked nor has revocation of a determination letter been threatened. No Plan has been amended since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its cost, and no Plan has been amended in a matter that would require security to be provided in accordance with Section 401(a)(29) of the Code.

          (H) Except as set forth on Schedule 3.21(h), to Seller's knowledge, there have been no statements or communications made or materials provided to any current or former employee by any Person which constitutes a contract of or binding obligation on Seller to provide for any pension, welfare or other insurance-type benefits to any such employee or former employee, whether before or after retirement, other than benefits under the Plans.

          (I) Except as set forth in Schedule 3.21(i) or as expressly set forth in this Agreement, no Transferred Employee will become entitled to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the Transaction.

          (J) There are no unfunded Liabilities of any kind with respect to any employee, whether or not arising under a Plan (including Liabilities arising from any Law, contract, custom, Plan with respect to severance of employment).

          (K) There is no liability whatsoever with respect to, or in any way related to, any employee benefit arrangement, the Plans, or the Benefit Plans, which the Buyer shall assume, or could reasonably be expected to assume (by operation of law or otherwise), as part of the transactions contemplated by this Agreement or otherwise.

          (L) "ERISA AFFILIATE" means any Person that is a member of "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with the Seller, as defined in Section 414 of the Code.

     SECTION 3.22 ENVIRONMENTAL MATTERS.

          (A) Seller has complied in all material respects with all Environmental Laws, and no Claim or investigation has been filed or commenced against Seller or the Business alleging such failure, nor does Seller know of any valid basis for such a Claim.

          (B) Except as set forth in Schedule 3.22, the Business does not have any Liability (and the Business has not handled, used, stored, recycled or disposed of any Hazardous Substance, arranged for the disposal of any Hazardous Substance, exposed any employee or other Person to any Hazardous Substance or hazardous condition, or owned or operated any property or facility in any manner, in each case that could reasonably be expected to form the basis for any present or future Claim or investigation giving rise to any such Liability) for damage or remediation to any site, location or body of water (surface or subsurface), or for any illness of or personal injury to any employee or other Person, under any Environmental Law.

     SECTION 3.23 INSURANCE.

     Annexed hereto as Schedule 3.23 is a list of all insurance policies covering the ownership and operations of the Business or the Transferred Assets, reflecting the policies' terms, identity of insurers, amounts and coverage. Such insurance provides coverage for such risks, and in such amounts, as are reasonable and customary for businesses and assets of the same nature and size as the Business and the Transferred Assets. All of such policies, or similar replacement policies, are now and will be until Closing in full force and effect with no premium arrearages.

     SECTION 3.24 SUBSEQUENT CHANGES.

     Since December 31, 2005, there has not occurred any event, condition or change in the operations, condition (financial or otherwise) or assets of the Business that has had, or would at a later date have, a Material Adverse Effect. Without limiting the generality of the foregoing, since December 31, 2005, except as set forth on Schedule 3.24, neither Seller nor any Seller Subsidiary has:

          (A) sold, leased, transferred, pledged, encumbered or assigned any of the assets of the Business outside the Ordinary Course;

          (B) entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) other than Ordinary Course sales and purchase orders;

          (C) accelerated, terminated, modified or canceled any Assumed Contract except in the Ordinary Course, or materially modified the Business's backlog; and to Seller's knowledge, no other party has done so as a result of any default by Seller;

          (D) made any capital expenditure (or series of related capital expenditures) involving more than $10,000;

          (E) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

          (F) issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

          (G) delayed or postponed the payment of accounts payable or other Liabilities, or accelerated the payment of any accounts receivable, outside the Ordinary Course;

          (H) canceled, compromised, waived or released any material right or Claim (or series of related rights and Claims) outside the Ordinary Course;

          (I) granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course;

          (J) experienced any material damage, destruction or loss to the assets of the Business not covered by insurance;

          (K) granted any increase in the base compensation of any employee or made any other material change in employment terms for any employee, except for normal compensation increases made in the Ordinary Course; or

          (L) entered into any commitment to do any of the foregoing.

     SECTION 3.25 RELATED-PARTY TRANSACTIONS.

     Except as disclosed in Schedule 3.25, neither Seller nor any Seller Affiliate is a party to any contract, agreement, license, lease or arrangement with, or any other commitment to, directly or indirectly: (a) any stockholder, director, officer, Affiliate or salaried employee of Seller; or (b) any Person in which any such stockholder, director, officer or salaried employee has a material equity or participating interest.

     SECTION 3.26 INVENTORY.

     All of the Inventory has been costed and valued, and presented in the 2005 Audit and will have been costed and valued and presented in the Final Balance Sheet, in accordance with GAAP. All of the Inventory is of good and merchantable quality and is saleable and useable in the Ordinary Course.

     SECTION 3.27 FINDERS' FEES.

     There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Seller, any Seller Subsidiary or Seller Affiliate who might be entitled to any fee or commission from Buyer or any Affiliate of Buyer in connection with the Transaction.

     SECTION 3.28 DISCLOSURE.

     The provisions of this Agreement and the Schedules with respect to Seller, and the provisions of all other documents and information furnished by Seller pursuant hereto, do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein and therein not misleading.

     SECTION 3.29 CONVERTIBLE NOTE AND SHARES.

     Seller and each Seller Shareholder acknowledge that the Convertible Note and the Shares have not been registered under the Securities Act and accordingly may not be transferred by sale, gift, pledge or otherwise unless: (i) a registration statement with respect to the transfer of the Convertible Note or the Shares shall be in effect under the Securities Act; or (ii) the transferor shall have obtained an opinion of counsel and/or other documentation related to such transfer, in form and content satisfactory to the Company and its counsel, evidencing that the transfer is exempt from the registration requirements of the Securities Act, is in compliance with applicable state securities law, and will not result in any violation of the Securities Act or any other applicable law. The Convertible Note is being acquired by the Seller without a view to resale in connection with any distribution thereof within the meaning of the Securities Act, other than a subsequent transfer of the Convertible Note to the beneficial owners of Seller, and each Seller Shareholder acknowledges and represents and warrants that the Convertible Note will not thereafter be transferred except in accordance with the provisions of this Section 3.29 and that the Shares will not be transferred or sold except in accordance with the Registration Statement contemplated by Section 5.19 of this Agreement.

               ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER

     As of the date hereof and (except as otherwise expressly stated herein) as of the Closing, Buyer represents and warrants to Seller and each Seller Shareholder as follows:

     SECTION 4.1 ORGANIZATION AND POWER.

     Each of Buyer and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Buyer and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement and the Closing Documents, to perform their obligations hereunder and thereunder, to own, lease and operate their assets, and to carry on their businesses as now being conducted.

     SECTION 4.2 AUTHORIZATION.

     Each of Buyer and Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and each Closing Document, and to perform their obligations hereunder and thereunder. The execution, delivery and performance by Buyer and Acquisition Sub of this Agreement and each Closing Document have been duly and validly authorized by all necessary corporate action on the part of Buyer and Acquisition Sub, and no additional corporate authorization or consent is required in connection therewith.

     SECTION 4.3 APPROVALS.

     Except for the approval and consent of JPMorgan Chase Bank, no consent, approval, waiver, authorization or novation is required to be obtained by Buyer or Acquisition Sub from, and no notice or filing is required to be given by Buyer or Acquisition Sub to or made by Buyer or Acquisition Sub with, any Governmental Entity or other Person in connection with the execution, delivery and performance by each of Buyer and Acquisition Sub of this Agreement and each Closing Document and the consummation of the Transaction.

     SECTION 4.4 NON-CONTRAVENTION.

     The execution, delivery and performance by Buyer and Acquisition Sub of this Agreement and each Closing Document, and the consummation of the Transaction, do not and will not: (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of each of Buyer and Acquisition Sub; (b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer or Acquisition Sub under, any agreement, contract, lease, sublease, arrangement, commitment or license to which Buyer or Acquisition Sub is a party or by which any of their assets are bound; or (c) violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which Buyer or Acquisition Sub is subject.

     SECTION 4.5 BINDING EFFECT.

     This Agreement and each Closing Document, when executed and delivered by Buyer, Acquisition Sub and Seller, will constitute valid and legally binding obligations of Buyer and Acquisition Sub, enforceable against each of Buyer and Acquisition Sub in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     SECTION 4.6 FINDERS' FEES.

     There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer who might be entitled to any fee or commission from Seller or any Affiliate of Seller in connection with the Transaction.

     SECTION 4.7 DISCLOSURE.

     The provisions of this Agreement with respect to Buyer, and the provisions of all other documents and information furnished by Buyer pursuant hereto, do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements herein and therein not misleading.

                          ARTICLE V. CERTAIN COVENANTS

     SECTION 5.1 ACCESS.

     Prior to Closing, Seller will permit Buyer and its representatives to have access, during regular business hours and upon reasonable advance notice, to the Books and Records of Seller relating to the assets, Liabilities and operations of the Business, to Seller's employees and to the locations at which the Business is conducted or at which such Books and Records are located, subject to reasonable security regulations of Seller and any Laws. Seller will furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available with respect to the Business as Buyer from time to time reasonably requests, and will instruct its employees, counsel, independent accountants and financial advisors to cooperate with Buyer in its investigation of the Business.

     SECTION 5.2 CONDUCT OF BUSINESS.

          (A) During the period from the date hereof to Closing, except as otherwise contemplated by this Agreement or as Buyer otherwise consents in writing, Seller will conduct the Business in the Ordinary Course and without limiting the generality of the foregoing will not:

               (I) incur or guaranty any indebtedness other than trade payables incurred in the Ordinary Course;

               (II) incur, create or assume any Encumbrance (other than a Permitted Encumbrance) on any assets, other than in the Ordinary Course;

               (III) acquire or dispose of any assets, other than in the Ordinary Course;

               (IV) make any change of accounting or accounting practice, procedure or policy;

               (V) enter into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) other than those in the Ordinary Course or those described in Schedule 5.2;

               (VI) accelerate, terminate, modify or cancel any Assumed Contract, or materially modify the Business's backlog;

               (VII) make any capital expenditure (or series of related capital expenditures) involving more than $10,000;

               (VIII) fail to maintain the Transferred Assets that are tangible and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted;

               (IX) fail to keep in full force and effect its current insurance policies or other comparable insurance affecting the Business or the Transferred Assets;

               (X) make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

               (XI) issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation;

               (XII) delay or postpone the payment of accounts payable or other Liabilities, or accelerate the payment of any accounts receivable, outside of Ordinary Course;

               (XIII) cancel, compromise, waive or release any material right or Claim (or series of related rights and Claims) outside the Ordinary Course;

               (XIV) dispose of, license or permit to lapse any rights in any Transferred Intellectual Property;

               (XV) grant any increase in the base compensation of any of its employees or make any other material change in benefit plans or employment terms for any of its employees;

               (XVI) pay or distribute any cash outside of the Ordinary Course;
or

               (XVII) enter into any commitment to do any of the foregoing.

          (B) During the period from the date hereof to Closing, Seller will use commercially reasonable efforts to preserve the Business and the Transferred Assets intact and to preserve for Buyer its relationship with licensors, developers, consultants, re-marketers, suppliers, distributors, customers, employees and others having regular business relations with it. If, during the period from the date hereof to Closing, the Seller desires to terminate the employment of any salaried employee, it shall give the Buyer five (5) business days' prior written notice before making such termination.

     SECTION 5.3 REASONABLE EFFORTS; FURTHER ASSURANCES.

          (A) During the period from the date hereof to Closing, Seller and Buyer will each cooperate and use commercially reasonable efforts to fulfill the conditions precedent to its own and the other party's obligations hereunder.

          (B) Seller and Buyer will cooperate and use their respective commercially reasonable efforts to comply with all Laws in furtherance of the Transaction, including the execution of additional agreements, instruments and documents that may be required by local Law. Subject to the provisions hereof, from time to time before and after the Closing Date, each party will promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the other party and necessary for the other party to satisfy its obligations hereunder or to obtain the benefits contemplated hereby.

     SECTION 5.4 BUSINESS NAME CHANGE.

     In furtherance of the purchase and sale of the Transferred Assets hereunder, Seller will cause the business name of Seller and any Seller Affiliate to be changed, effective as of the Closing Date, to a name completely dissimilar to "McDowell Research" and thereafter will not adopt, use, cause to be used or approve or sanction the use of such names, the name "McDowell Research" or any other name so similar as to cause confusion or create a likelihood of confusion with the name McDowell Research or any derivation thereof, or any other trade name or assumed name comprising the Transferred Assets. Buyer consents to the use of MRC by Seller or any Seller Affiliate after the Closing Date.

     SECTION 5.5 EXCLUSIVITY.

          (A) From the date of this Agreement until September 30, 2006 (the "NO SHOP PERIOD"), or such earlier date as this Agreement is terminated under
Section 9.1 hereof:

               (I) Buyer will have the exclusive right to negotiate with Seller with respect to a Purchase Transaction;

               (II) Seller will and will cause each Affiliate and representative of Seller to: (A) terminate all current discussions and negotiations regarding a Purchase Transaction with any party other than Buyer or Buyer's Affiliates; and
(B) not seek or initiate proposals or offers from, enter into, continue or engage in discussions or negotiations with, or furnish information to any party other than Buyer or Buyer's Affiliates relating to a Purchase Transaction.

          (B) For purposes of this Section 5.5, "PURCHASE TRANSACTION" means (i) any direct or indirect acquisition, whether by purchase, merger, consolidation, stock sale (primary or secondary) or any other structure which would result in the sale of any part of Seller's capital stock, assets or business, in either one or a series of transactions; or (ii) any arrangement whereby effective operating control of Seller's assets, consolidated business or a substantial portion thereof is granted to another party.

          (C) During the No-Shop Period, Seller will promptly notify Buyer of the existence of any proposal or communication it receives from any person concerning not only a Purchase Transaction but also any transaction similar to that described in subsection (a) above for any part of Seller's capital stock, assets or business.

          (D) Buyer and Seller agree that the certain Letter of Intent between Buyer and Seller dated November 18, 2005, as supplemented by Buyer letter dated January 20, 2006, is hereby terminated and superseded, in its entirety, by the terms of this Agreement.

     SECTION 5.6 CONFIDENTIALITY.

          (A) Seller and Buyer (each, the "RECEIVING PARTY") hereby covenant and agree, each on behalf of itself and on behalf of its Affiliates, that from and after the Closing Date, Receiving Party and its Affiliates will not (unless legally compelled to do so) disclose, give, sell, use or otherwise divulge any Confidential Information of the other party (the "DISCLOSING PARTY") or permit their respective employees, officers, directors or advisors to do the same. If Receiving Party or its Affiliates, or any of their respective employees, officers, directors or advisors become legally compelled to disclose any Confidential Information, Receiving Party shall provide Disclosing Party with prompt written notice of such requirement so that Disclosing Party may seek a protective order or other remedy or waive compliance with this Section 5.6. In the event that such protective order or other remedy is not obtained, or Disclosing Party waives compliance with this Section 5.6, Receiving Party or its Affiliates, as applicable, shall furnish only that portion of Confidential Information which is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that appropriate confidential treatment will be accorded Confidential Information. The confidentiality and restrictive use obligations under this Section 5.6 shall not apply to information which is independently developed by Receiving Party or its Affiliates after Closing without the use or benefit of any information that would otherwise be Confidential Information as shown by records maintained in the ordinary course of the developing party's business, or to any information that, at the time of disclosure, is or subsequently becomes available publicly; provided, however, that such information was not disclosed in breach of this Agreement by Receiving Party, Receiving Party's Affiliates or their respective employees, officers, directors or advisors.

          (B) Receiving Party, on behalf of itself and on behalf of its Affiliates and their respective employees, officers, directors or advisors acknowledges that a breach of its obligations under this Section 5.6 may result in irreparable injury to Disclosing Party. In the event of the breach by Receiving Party or any of its Affiliates or their respective employees, officers, directors or advisors of any of the terms and conditions of this
Section 5.6 to be performed, Disclosing Party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach of this Section 5.6, or to enforce the specific performance thereof by such party or to enjoin such party from violating the provisions of this Section 5.6 by seeking a temporary restraining order or similar relief.

          (C) Buyer and Seller agree that upon Closing the certain confidentiality and non-disclosure provisions set forth in that certain Letter of Intent between Buyer and Seller dated November 18, 2005, will automatically terminate and be superseded, in their entirety, by the terms of this Agreement.

     SECTION 5.7 PUBLIC DISCLOSURE.

     Notwithstanding anything herein to the contrary, Seller may not issue or cause to be issued a press release or similar public announcement or communication, whether prior or subsequent to Closing, concerning the Transaction or the execution, performance or terms of this Agreement, unless specifically approved in advance in writing by Buyer. Seller will cause its Affiliates to comply with the terms and conditions of this Section 5.7 and Seller will be liable for any breach of this Section 5.7 by its Affiliates.

     SECTION 5.8 BULK SALES.

     If the provisions of Article 6 of the Uniform Commercial Code have not been repealed in each jurisdiction where any of the Transferred Assets are located, Seller and Buyer hereby waive compliance with the provisions of Article 6 of the Uniform Commercial Code in each such jurisdiction that has not repealed such article and where any of the Transferred Assets are located in connection with the Transaction. Seller will be responsible for all Liabilities arising out of the parties' waiver of such compliance.

     SECTION 5.9 TAXES.

          (A) Responsibility for the preparation and filing of Tax Returns and the payment of Taxes incurred as a result of the sale and transfer of the Transferred Assets and the Assumed Liabilities hereunder will be as follows:

               (I) Buyer and Seller will each prepare and file such Tax Returns as may be, respectively, required of them in connection with all excise, sales, use, value added, transfer, stamp, documentary, filing, recordation or other similar Taxes incurred as a result of the sale and transfer of the Transferred Assets and the Assumed Liabilities hereunder in accordance with the form of the Transaction or as may otherwise be required by a Governmental Entity; provided, however, that the cost of all such Taxes will be borne by Buyer;

               (II) Seller will be responsible for the preparation and filing of any required income Tax Returns and the payment of all of Seller's income Taxes incurred as a result of the sale and transfer of the Transferred Assets and the Assumed Liabilities hereunder;

               (III) Seller will be responsible for the preparation and filing of all Tax Returns and the payment of all other Taxes of any nature incurred in the Business or relating to the Transferred Assets, the Assumed Liabilities and the Applicable Employees for the period up to and including the Closing Date; and

               (IV) For the period after the Closing Date, Buyer will be responsible for the preparation and filing of all Tax Returns and the payment of all other Taxes of any nature incurred or relating to the Transferred Assets or the Assumed Liabilities.

          (B) Buyer and Seller will provide each other with such cooperation and information as either of them reasonably may request of the other in connection with filing any Tax Return, amended return or Claim for refund, determining a Liability for Taxes or a right to refund of Taxes or preparation for litigation or investigation of Claims or in connection with any audit. Each of Buyer and Seller will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Business for the taxable year of Seller ending after the Closing Date and for all previous years, until the expiration of the statute of limitations of the taxable years to which such Tax Returns and other documents relate (and, to the extent notified by the other party in writing, any extensions thereof). Any information obtained under this Section 5.9(b) will be kept confidential as contemplated by Section 5.6, except as may be otherwise necessary in connection with the filing of Tax Returns or Claims for refund or in conducting an audit or other proceeding related to the payment of Taxes.

          (C) If in order to prepare properly documents required to be filed with Governmental Entities or its financial statements, it is necessary that either Buyer or Seller be furnished with additional information relating to the Transferred Assets or the Assumed Liabilities and such information is in the possession of the other party, such other party will use its reasonable efforts to furnish such information in a timely manner to the party reasonably requiring such information, at the cost and expense of the party requiring such information.

          (D) With respect to all Hired Employees, Seller will cause to be issued IRS Form W-2s for that portion of calendar year 2006 ending on the Closing Date during which time the Hired Employees were employees of Seller. Buyer shall have no obligation to issue any IRS Form W-2s to any Hired Employee for any period on or before the Closing Date.

          (E) Seller and Buyer will file or provide to each other such Tax Returns, forms and other documents as may be required or necessary to minimize or obtain an exemption from any excise, sales, use, value added, transfer, stamp, documentary, filing, recordation or other similar Taxes that arise with respect to the Transferred Assets, or the Assumed Liabilities. Without limiting the generality of the foregoing, on or before the Closing Date Buyer will provide Seller with any required sales Tax exemption certificates of Buyer required in connection with the Transaction.

          (F) Notwithstanding any other provision of this Section 5.9, no party will have access to the other party's federal, state or foreign income Tax Returns or Books and Records relating thereto.

     SECTION 5.10 DETERMINATION AND ALLOCATION OF CONSIDERATION.

     Seller and Buyer agree to allocate the Purchase Price in accordance with
Schedule 5.10, which shall be prepared by Buyer, and otherwise in accordance with Section 1060 of the Code. Buyer will prepare, and Buyer and Seller will file, an IRS Form 8594 in a timely fashion in accordance with the rules under section 1060 of the Code and in accordance with Schedule 5.10. The determination and allocation of the Purchase Price made pursuant to this Section 5.10 will be binding on Seller and Buyer for all Tax reporting purposes. Neither Seller nor Buyer shall file any tax return or other document or otherwise take any position that is inconsistent with the allocation determined pursuant to this Section 5.10.

     SECTION 5.11 NON-COMPETITION.

          (A) For a period of two (2) years following the Closing Date neither Seller nor any Seller Affiliate (which includes each of the Seller Shareholders), will engage directly or indirectly, whether as owner, principal, stockholder, employee, consultant or in any other capacity, in the business of acquiring, developing, marketing, selling, distributing, licensing or maintaining systems and application computer programs competitive with, or substitutable for, any of the Transferred Intellectual Property or any of the Products (including derivative works or products created by Buyer), anywhere in the world, except as a customer or authorized distributor of Buyer or otherwise with Buyer's consent (which may be withheld in Buyer's sole discretion). Seller, and each Seller Affiliate, acknowledges and agrees that the current market for the Transferred Intellectual Property and the Products extends throughout the entire world and that it is therefore reasonable to prohibit them from competing with Buyer anywhere in the world.

          (B) An investment by Seller or any Seller Affiliate, directly or indirectly, in less than five percent (5%) of the publicly traded equity securities of any Person the stock of which is publicly traded will not be deemed a violation of this Section 5.11.

          (C) If any Governmental Entity of competent jurisdiction determines that the restrictive covenant contained in this Section 5.11, or any part thereof, is invalid or unenforceable for any reason, the remainder of the restrictive covenant will not thereby be affected and will be given full force and effect, without regard to the invalid portion or portions. If any such Governmental Entity determines that the restrictive covenant contained in this
Section 5.11, or any part thereof, is unenforceable because of the duration or scope of such covenant, such Governmental Entity will have the power to reduce such duration or scope and, in its reduced form, such covenant will then be enforceable and will be given full force and effect.

          (D) Seller and each Seller Affiliate, acknowledges and agrees that the provisions of this Section 5.11, as they apply to Seller and each Seller Affiliate, are reasonable and supported by adequate consideration, that Buyer would not have entered into this Agreement without having received the benefit of the provisions of this Section 5.11, and that any breach of the provisions of this Section 5.11 would result in substantial and irreparable harm to Buyer and its Affiliates and, therefore, that Buyer will be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies, including the remedies provided by Article VII.

          (E) Seller will cause each Seller Affiliate that is an entity to comply in all respects with this Section 5.11.

     SECTION 5.12 COVENANTS NOT TO SUE OR ASSERT RIGHTS.

     Seller hereby covenants not to sue Buyer, its Affiliates or their successors, assignees or licensees, from and after the Closing Date, for infringement of any Transferred Intellectual Property. Seller shall not assert rights, from and after the Closing Date, in any Transferred Intellectual Property against Buyer, its Affiliates or their successors, assignees or licensees.

     SECTION 5.13 CERTAIN CONTRACTS.

     If the Seller fails to disclose any written or oral license, sublicense, agreement, contract, permission or other understanding to Buyer either in the course of Buyer's due diligence or in any Schedule hereto, and Buyer later learns of the same, then Buyer may, in its sole discretion, require the Seller to assign the same or procure the benefits of the same for Buyer under Section 2.3(c) hereof.

     SECTION 5.14 RISK OF LOSS.

     Seller will bear all risk of loss, destruction or damage to any of the Transferred Assets occurring prior to the Effective Time of the Closing, whether due to fire, accident or other casualty, willful act, condemnation, riot, act of God or otherwise, and Buyer will have no responsibility with respect thereto.

     SECTION 5.15 REAL ESTATE MATTERS.

     Buyer and Seller will use commercially reasonable efforts to reach a mutually beneficial agreement with the landlord of the Seller's Waco, Texas office space that will allow the Buyer or Acquisition Sub to continue to operate the Business out of that facility.

     SECTION 5.16 STATEMENT OF TRANSACTION EXPENSES.

     Immediately prior to Closing, Seller shall provide Buyer with a reasonably detailed listing of the aggregate expenses not paid in the ordinary course by Seller in connection with this Agreement and the consummation of all of the transactions contemplated hereby, including fees and expenses paid to Seller's attorneys, accountants and advisors.

     SECTION 5.17 ACCOUNTS RECEIVABLE.

     From and after the Closing Date, Buyer shall use reasonable efforts to collect all of Seller's accounts receivable outstanding as of the Closing Date. Quarterly, commencing on September 30, 2006, Buyer shall provide Seller with a written summary of its collection activities. To the extent that any accounts receivable reflected on the Final Balance Sheet remain outstanding on the six month anniversary of the Closing Date, Buyer shall assign all of its right, title and interest in and to any such uncollected account receivable and shall be entitled to set-off such amount against the principal amount due Seller pursuant to the Convertible Note.

     SECTION 5.18 EXCESS WARRANTY CLAIMS.

     Buyer and Acquisition Sub shall use commercially reasonable efforts to resolve favorably all warranty-related Claims for Products sold on or before the Closing Date that are asserted after the Closing Date. Buyer shall be responsible for and shall make suitable arrangements for the satisfaction of all warranty-related Claims for Products sold on or before the Closing Date; subject, however, to the provision that Seller shall be responsible for the payment of all services for warranty-related Claims for Products sold on or before the Closing Date that, in the aggregate, exceed $100,000 for each of the following periods: Closing Date to December 31, 2006; calendar year 2007; and calendar year 2008.

     SECTION 5.19 REGISTRATION RIGHTS.

     Within forty-five (45) days of the Closing Date, the Buyer shall use its best efforts to prepare and file with the SEC a resale registration statement on Form S-3 covering the Shares, provided that Form S-3 is available to the Buyer for such purpose. The Buyer shall take all action necessary or desirable to qualify to use Form S-3 for the registration of the resale of the Shares. The Buyer shall be required to file only one registration statement. The holders of the Convertible Note and the Buyer shall enter into a separate Registration Rights Agreement in substantially the form attached hereto as Exhibit D, consistent with the provisions of this Section 5.19, which Registration Rights Agreement shall contain customary representations and warranties and provisions regarding indemnification and contribution.

     SECTION 5.20 SPLIT-UP OF CONVERTIBLE NOTE.

     Buyer acknowledges that for tax planning purposes, Seller may request that the Convertible Note be split up and distributed proportionately to the Seller Shareholders and/or their respective spouses. Buyer agrees to facilitate such distribution subject to compliance with the provisions of Section 3.29.

     SECTION 5.21 KALMUS LITIGATION.

     Buyer and Seller acknowledge that Seller has been involved with the Kalmus Litigation and that although the action against Seller has been dismissed without prejudice on jurisdictional grounds, the Seller has agreed to provide defense costs for the individuals who remain as defendants in the litigation. Seller acknowledges that it would be in Buyer's best interests to take control of the defense of the pending Kalmus Litigation, as well as any future Kalmus Litigation, including any defense of Seller should litigation in this matter be recommenced against Seller. Seller and Seller Shareholders shall cooperate with Buyer in such defense, shall make available to Buyer all records and other materials reasonably required by Buyer in such defense, and shall have the right to participate in such defense at Seller's cost, but Buyer shall at all times control such defense. Seller shall be responsible for and shall, at Buyer's sole discretion, pay directly or reimburse Buyer for all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Buyer as a result of such defense.

     SECTION 5.22 RF AMPLIFIERS.

     Buyer agrees that prior to Closing, Seller will be ordering and purchasing amplifiers from its former RF amplifier business in the Seattle, Washington area at a monthly cost that Seller agrees will not exceed $50,000, which amount includes rental payments under the Woodinville, Washington lease. Buyer agrees that Seller shall be permitted to order and purchase those amplifiers for up to three months without being in violation of Section 5.2.

             ARTICLE VI. COVENANTS AS TO CERTAIN EMPLOYMENT MATTERS

     SECTION 6.1 EMPLOYEES.

          (A) As used herein, the following terms will have the following respective meanings:

               (I) "APPLICABLE EMPLOYEES" means all employees of the Business on the date hereof, as set forth on Schedule 6.1. Seller will cause
          Schedule 6.1 to include the title, current base salary or compensation and target compensation of each Person listed thereon.

               (II) "HIRED EMPLOYEES" means all Applicable Employees, whom Buyer determines, in its sole discretion, to offer to employ and who accept employment with Buyer or its Affiliates.

          (B) As soon as practicable after the date hereof, Seller will provide Buyer with access to all Applicable Employees for the purpose of making offers of employment or offers to become independent contractors, if any, as well as conducting discussions preparatory thereto. On the Closing Date, Seller will terminate the employment of each Applicable Employee who has accepted Buyer's offer of employment or any offer to become an independent contractor and take all such other actions necessary to allow such Applicable Employee and any former employee to work for Buyer or its Affiliates in either such capacity. Seller will also not take any action to prevent Buyer from offering employment or an independent contractor arrangement to any Applicable Employee or former employee of Seller. Notwithstanding the foregoing, nothing in this Agreement will be deemed to require Buyer to hire or engage any Applicable Employee or former employee at all or on any terms.

          (C) With respect to any Applicable Employees, Seller will be responsible for and will pay any and all severance, retention, termination and other compensation or benefit payments (if any), damages and costs, and the applicable Taxes related thereto, which are or may become payable, under Law or contract.

          (D) Seller will be solely responsible for, and Buyer will not have any Liability with respect to: (i) all compensation and benefits agreements and arrangements that are not included among the Assumed Contracts; (ii) all obligations to employees or former employees of Seller (regardless if they are Hired Employees); (iii) all employee retirement, health, welfare or benefit plans and programs of Seller; (iv) all obligations with respect to unemployment compensation and workers' compensation from Claims arising on or before the Closing Date out of the Claimant's employment by Seller; and (v) except as provided by Section 6.4, all obligations or liabilities arising under the Worker Adjustment and Retraining Notification Act, including notification requirements to employees and appropriate Governmental Entities.

          (E) Notwithstanding anything in this Agreement to the contrary, on and after the Closing Date, Buyer will comply in all respects with the group health plan continuation coverage requirements of COBRA. Without limiting the generality of the foregoing, Buyer will comply with all COBRA requirements that arise as a result of the Transaction or have arisen prior to the

Transaction, including COBRA requirements which could be imposed upon Buyer under current final or proposed regulations.

          (F) Seller and each Hired Employee shall terminate, effective as of the Closing Date, any employment agreements or arrangements of any sort between them that are in effect immediately prior to the Closing (and, in each case, shall take such further actions as are necessary to extinguish any rights thereunder that might otherwise survive the termination of the underlying employment agreement or arrangement).

     SECTION 6.2 ENFORCEMENT OF RIGHTS.

     At all times after Closing, upon request from Buyer, Seller will take all reasonable actions to enforce the provisions of any employment, independent contractor or other agreement to which Seller is a party to the extent that Buyer deems it necessary for the protection of Buyer's rights to the Transferred Intellectual Property or any other rights acquired by Buyer hereunder, including, Seller's rights under any non-competition, non-solicitation, non-disclosure, assignment of invention and similar agreements.

     SECTION 6.3 NON-SOLICITATION

     During the twenty-four (24) month period immediately following the Closing Date, without the prior written consent of Buyer, neither Seller nor any Seller Affiliate (which includes each Seller Shareholder) will, directly or indirectly, hire or otherwise use or solicit the services of any Person who then is, or who was during the then-preceding six (6) months, an employee of Buyer or any Subsidiary of Buyer and who was an employee of Seller or any Seller Affiliate thereof immediately prior to Closing.

     SECTION 6.4 MINIMUM TERMINATION.

     Notwithstanding anything in this Agreement to the contrary, Buyer agrees to employ a sufficient number of Applicable Employees on the Closing Date and continue their employment for at least sixty (60) days thereafter so that Seller shall have no liability to any employees of Seller under the Worker Adjustment and Restraining Notification Act, 29 U.S.C. Sec. 2101, et seq. Buyer expressly agrees to see that the total number of employees of Seller who do not continue to be employed by Buyer for at least sixty (60) days after the Closing Date will be fewer than forty-nine (49) employees, so that any job loss resulting from this transaction and/or from Buyer's actions after the Closing would involve less than forty-nine (49) employees.

                       ARTICLE VII. CONDITIONS TO CLOSING

     SECTION 7.1 CONDITIONS TO THE OBLIGATIONS OF BUYER, ACQUISITION SUB AND SELLER.

     The obligations of Buyer, Acquisition Sub and Seller to effect Closing are subject to the satisfaction or waiver by Buyer and Seller prior to Closing of each of the following conditions:

          (A) NO INJUNCTIONS, ETC. No Governmental Entity will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other final order that is in effect on the Closing Date and prohibits or prevents Closing or the consummation of the Transaction.

     SECTION 7.2 FURTHER CONDITIONS TO THE OBLIGATION OF BUYER AND ACQUISITION SUB.

     The obligation of Buyer and Acquisition Sub to effect Closing is subject to the satisfaction by Seller or waiver by Buyer prior to Closing of each of the following further conditions:

          (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein will have been true and correct in all material respects when made, and will be true and correct as of Closing as if made as of Closing (except that representations and warranties that are made as of a specific date need be true and correct only as of such date and except that representations and warranties which are qualified as to materiality shall be true and correct in all respects as made and not subject to a double materiality standard), and Buyer will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Seller.

          (B) COVENANTS. The covenants and agreements of Seller to be performed prior to Closing will have been duly performed in all material respects, and Buyer will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Seller.

          (C) DUE AUTHORIZATION.

               (I) Seller's execution, delivery and performance of this Agreement and the Closing Documents and Seller's consummation of the Transaction will have been duly and validly authorized by all necessary partnership action on the part of Seller and Buyer will have received the certificate contemplated by Section 7.2(j)(vi) regarding the same.

               (II) Buyer's and Acquisition Sub's execution, delivery and performance of this Agreement and the Closing Documents and Buyer's and Acquisition Sub's consummation of the Transaction will have been duly and validly authorized by all necessary corporate action on the part of Buyer's and Acquisition Sub's respective boards of directors.

          (D) NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there will not have occurred any event, condition or change (excluding general economic changes) in the operations, condition (financial or otherwise) of the Transferred Assets or the Business that has had, or would at a later date have, a Material Adverse Effect.

          (E) EMPLOYEES. Buyer will be satisfied that all employees of the Seller, who Buyer deems necessary for it to exploit the Transferred Assets, have agreed to be employed by Buyer, Acquisition Sub or their Affiliates, and Buyer or Acquisition Sub will have entered into Employment Agreements with Hauke, Evans, Alexander and Ray Pixley substantially in the forms attached hereto as Exhibits B-1, B-2, B-3 and B-4, respectively;

          (F) REGISTRATION RIGHTS AGREEMENT. Buyer and Seller shall have entered into the Registration Rights Agreement.

          (G) LIEN SEARCHES AND RELEASES. Seller will have delivered to Buyer:
(i) personal property and Intellectual Property searches, in a form reasonably acceptable to Buyer and dated within a reasonable period of time prior to Closing, listing all Encumbrances or judgments of record affecting the Transferred Assets and (ii) duly executed documents sufficient, when filed or recorded, to release any Encumbrances of any third-party or Affiliate with respect to the Transferred Assets, other than Permitted Encumbrances.

          (H) LEGAL OPINION OF SELLER'S COUNSEL. Naman, Howell, Smith & Lee, LLP, counsel to Seller, will have furnished to Buyer its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and which shall contain such opinions as are customary or reasonably requested by Buyer, including opinions that: (i) Seller is a limited partnership duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite partnership power and authority to own, lease and operate its properties and carry on its business; (ii) Seller has the requisite partnership power and authority and has taken all partnership action necessary to execute and deliver this Agreement, the Closing Documents and to consummate the Transaction; (iii) the Agreement and the Closing Documents have been duly and validly authorized, executed and delivered by Seller, and this Agreement and the Closing Documents constitute legal, valid and binding agreements or obligations of Seller, enforceable against it in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and subject to general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity); (iv) the execution and delivery of this Agreement and the Closing Documents by Seller do not, and the consummation of the Transaction and the fulfillment of the obligations and undertakings hereunder and thereunder will not, result in any breach or violation of any provision of: (A) the Certificate of Limited Partnership or Limited Partnership Agreement of Seller; (B) any material agreement known to such counsel and applicable to Seller or any of its assets; or (C) any Law applicable to Seller or the Transferred Assets; except, in the case of material agreements and Laws, such breaches or violations which could not reasonably be expected individually or in the aggregate, to have any material adverse effect on the validity or enforceability of this Agreement and the Closing Documents or a material adverse effect on the operations or financial condition of Buyer; and (v) to the best of such counsel's knowledge, except as disclosed in Schedule 3.11, there is no action, suit, proceeding, arbitration or investigation pending or threatened against or affecting Seller, the Business or any Transferred Assets, which if adversely determined could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Transferred Assets, the Transaction or the operations or financial condition of Buyer, nor is there any judgment, injunction or decree, rule or order of any Governmental Entity or arbitrator outstanding against Seller, the Business or the Transferred Assets which could reasonably be expected, individually or in the aggregate, to have such an effect.

          (I) REQUIRED APPROVALS. The Buyer will have obtained the consent and approval of JPMorgan Chase Bank, and the Seller will have obtained and delivered to Buyer all Approvals listed on Schedule 7.2(i), each in a form acceptable to Buyer in its sole discretion.

          (J) FINANCING. Buyer will have obtained financing suitable in form and source and upon terms and conditions satisfactory to Buyer in an amount sufficient to fund Buyer's payment obligations required by Section 2.6(b)(i) of this Agreement.

          (K) ADDITIONAL CLOSING DELIVERIES. Seller will have delivered to Buyer the following:

               (I) duly executed bills of sale and other appropriate documents of transfer, in form and substance reasonably acceptable to Buyer, transferring to Buyer all tangible personal property included in the Transferred Assets;

               (II) duly executed assignments, in form and substance reasonably acceptable to Buyer, transferring to Buyer all Transferred Intellectual Property;

               (III) subject to the provisions of Sections 2.3, duly executed assignments or, where necessary, subcontracts, subleases or sublicenses, in form and substance reasonably acceptable to Buyer, transferring to Buyer all Assumed Contracts;

               (IV) Tax clearance certificates from each U.S. jurisdiction in which Seller files any corporate Tax Returns (to the extent such jurisdiction issues such certificates);

               (V) a long-form good standing certificate from the Texas Secretary of State attesting to the subsistence and good standing of the Seller in such jurisdiction dated no more than two (2) days prior to the Closing Date;

               (VI) a certificate signed by duly authorized officers of Seller and dated the Closing Date certifying to Buyer (A) as to the incumbency and genuineness of the signatures of each officer of Seller executing this Agreement and any Closing Document on behalf of the Seller, (B) the genuineness of the resolutions (attached thereto) adopted by Seller authorizing the execution, delivery and performance of the Agreement and the Closing Documents and the Seller's consummation of the Transaction, and (C) the genuineness of the resolutions (attached thereto) of the limited partner of Seller authorizing the execution, delivery and performance of this Agreement and the Closing Documents and the Seller's consummation of the Transaction;

               (VII) the certificate contemplated by Section 2.7; and

               (VIII) such other instruments or documents, in form and substance reasonably acceptable to Buyer, as may be necessary to effect Closing.

     SECTION 7.3 FURTHER CONDITIONS TO THE OBLIGATION OF SELLER.

     The obligation of Seller to effect Closing is subject to the satisfaction by Buyer or waiver by Seller prior to Closing of each of the following further conditions:

          (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Acquisition Sub contained herein will have been true and correct in all material respects when made, and will be true and correct as of Closing as if made as of Closing (except that representations and warranties that are made as of a specific date need be true and correct only as of such date and except that representations and warranties which are qualified as to materiality shall be true and correct in all respects as made and not subject to a double materiality standard), and Seller will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

          (B) COVENANTS. The covenants and agreements of Buyer to be performed prior to Closing will have been duly performed in all material respects, and Seller will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

          (C) PAYMENT. Buyer will have caused the Purchase Price to be paid at Closing as provided by Section 2.6(b).

          (D) LEGAL OPINION OF BUYER'S COUNSEL. Harter, Secrest & Emery LLP, counsel to Buyer, will have furnished to Seller its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to Seller and which shall contain such opinions as are customary or reasonably requested by Seller, including opinions that: (i) each of Buyer and Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of their jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business;
(ii) each of Buyer and Acquisition Sub has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, the Closing Documents and to consummate the Transaction; (iii) the Agreement and the Closing Documents have been duly and validly authorized, executed and delivered by Buyer and Acquisition Sub, and this Agreement and the Closing Documents constitute legal, valid and binding agreements or obligations of Buyer and Acquisition Sub, enforceable against them in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and subject to general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity); (iv) the execution and delivery of this Agreement and the Closing Documents by Buyer do not, and the consummation of the Transaction and the fulfillment of the obligations and undertakings hereunder and thereunder will not, result in any breach or violation of any provision of:
(A) the Certificate of Incorporation or By-laws of Buyer or Acquisition Sub; (B) any material agreement known to such counsel and applicable to Buyer or Acquisition Sub or any of its assets; or (C) any Law applicable to Buyer or Acquisition Sub or the Transferred Assets; except, in the case of material agreements and Laws, such breaches or violations which could not reasonably be expected individually or in the aggregate, to have any material adverse effect on the validity or enforceability of this Agreement and the Closing Documents or a material adverse effect on the operations or financial condition of Buyer or Acquisition Sub; and (v) to the best of such counsel's knowledge, there is no action, suit, proceeding, arbitration or investigation pending or threatened against or affecting Buyer or Acquisition Sub, which if adversely determined could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Transferred Assets, the Transaction or the operations or financial condition of Buyer or Acquisition Sub, nor is there any judgment, injunction or decree, rule or order of any Governmental Entity or arbitrator outstanding against Buyer, or Acquisition Sub which could reasonably be expected, individually or in the aggregate, to have such an effect.

          (E) DUE AUTHORIZATION. Buyer's and Acquisition Sub's execution, delivery and performance of this Agreement and the Closing Documents and Buyer's and Acquisition Sub's consummation of the Transaction will have been duly and validly authorized by all necessary corporate action on the part of Buyer's and Acquisition Sub's respective boards of directors.

          (F) NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there will not have occurred any event, condition or change (excluding general economic changes) in the operations, condition (financial or otherwise) of the Buyer that has had, or would at a later date have, a material adverse effect on Buyer's ability to perform its obligations under the Convertible Note.

          (G) REGISTRATION RIGHTS AGREEMENT. Buyer and Seller shall have entered into the Registration Rights Agreement.

          (H) LEASE. Buyer as Lessee, and MRC Partners, Ltd., as Lessor, shall have entered into the Lease Agreement.

          (I) ADDITIONAL CLOSING DELIVERIES. Buyer will have delivered to Seller the following:

               (I) such duly executed instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to Seller, as may be necessary to effect the assumption by Buyer of the Assumed Liabilities;

               (II) the certificate contemplated by Section 2.7; and

               (III) such other instruments or documents, in form and substance reasonably acceptable to Seller, as may be necessary to effect Closing.

                          ARTICLE VIII. INDEMNIFICATION

     SECTION 8.1 INDEMNIFICATION BY SELLER AND SELLER SHAREHOLDERS.

     Subject to the further provisions of this Article VIII, each of Seller and each Seller Shareholder will jointly and severally indemnify, defend and hold harmless Buyer, Acquisition Sub, Buyer's Affiliates, and their respective directors, officers, attorneys, accountants, agents and employees and their heirs, successors and assigns (collectively, the "BUYER INDEMNIFIED PARTIES"), from, against and in respect of all Losses imposed on, sustained, incurred or suffered by or asserted against any of the Buyer Indemnified Parties, directly or indirectly relating to or arising out of any of the following (collectively, "BUYER LOSSES"):

          (A) any fact or circumstance that constitutes a breach of any representation or warranty of Seller contained herein;

          (B) any act or omission that constitutes a breach of any covenant or agreement of Seller contained herein;

          (C) any Excluded Liability, including any Liability arising out of the Kalmus Litigation (including but not limited to any cross-license or similar arrangement required to resolve such litigation) or any act or omission of Seller prior to Closing that constituted a breach of Seller's obligations under any Assumed Contract or that creates any other Liability to a third party;

          (D) Any Claim of any kind by any holder of Seller securities or options to acquire Seller securities;

          (E) Except for Assumed Liabilities, any Liability of Seller arising out of the Business or from the Transferred Assets or Hired Employees, that arose or arises on or before Closing or that is attributable to facts and circumstances arising on or before the Closing Date; or

          (F) Except for Assumed Liabilities and except as provided in Section 5.9, any Liability of Seller with respect to any of Seller's Taxes for any period on, before or after the Closing.

     SECTION 8.2 INDEMNIFICATION BY BUYER.

     Subject to the further provisions of this Article VIII, Buyer will indemnify, defend and hold harmless Seller, Seller Shareholders, Seller's Affiliates, and their respective directors, officers, attorneys, accountants, agents and employees), and their heirs, successors and assigns (collectively, the "SELLER INDEMNIFIED PARTIES"), from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the Seller Indemnified Parties, directly or indirectly relating to or arising out of any of the following (collectively, "SELLER LOSSES"):

          (A) any fact or circumstance that constitutes a breach of any representation or warranty of Buyer contained herein;

          (B) any act or omission that constitute a breach of any covenant or agreement of Buyer contained herein;

          (C) any Assumed Liability, but only up to the amount of such Assumed Liability set forth on the Final Balance Sheet; or

          (D) any Liability (other than an Excluded Liability) arising from the Transferred Assets or the Hired Employees that arises from and after the Closing Date and is attributable to facts and circumstances arising after the Closing Date.

     SECTION 8.3 RIGHT OF OFFSET.

     Seller and each holder of the Convertible Note agree that any payments which may be due to them from Buyer, whether under the Convertible Note or otherwise, may be used by Buyer at its option, to satisfy any demands for indemnification asserted against Seller under Section 8.1, and that if so used by Buyer, such shall be and constitute a complete and absolute set-off against any such payments which may become due to Seller or any holder of the Convertible Note from Buyer. Notwithstanding the foregoing, Buyer shall not exercise its right of offset hereunder until Buyer has established its right to indemnification in accordance with the procedures of this Article VIII.

     SECTION 8.4 INDEMNIFICATION PROCEDURES.

          (A) For such time as the Convertible Note remains outstanding, the Buyer Indemnified Parties' Claims for indemnification under this Article VIII will be satisfied first by Buyer's exercise of the right of offset against the Convertible Note, as provided by Section 8.3 of this Agreement, except that Claims for indemnification arising from actions, suits or other legal proceedings commenced against an Indemnified Party by a third party will instead be resolved as provided by this Section 8.4.

          (B) In the event that an Indemnified Party has a Claim for indemnification under this Article VIII, or an action, suit or legal proceeding for which an Indemnifying Party would be liable to an Indemnified Party hereunder is commenced against an Indemnified Party by a third party, the Indemnified Party will (but in no event more than thirty (30) days following commencement of any such third party action, suit or other legal proceeding) notify the Indemnifying Party of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such Claim) (the "CLAIM NOTICE"); provided, however, that no failure or delay by any Indemnified Party in giving any Claim Notice will relieve any Indemnifying Party from any obligation or liability under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure or delay.

          (C) The Indemnifying Party will have thirty (30) days from the effective date of the Claim Notice as determined under Section 10.1 of this Agreement (the "NOTICE PERIOD") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such Claim, and (ii) in the case of a Litigated Claim, whether or not it desires to defend the Indemnified Party against such Litigated Claim. All reasonable costs and expenses incurred by the Indemnifying Party in defending such Litigated Claim and all reasonable costs and expenses of the Indemnified Party incurred prior to the Indemnifying Party assuming such defense will be a Liability of, and will be paid by, the Indemnifying Party.

          (D) Except as provided in Section 8.4(e) of this Agreement, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Litigated Claim, the Indemnifying Party will have the right so to defend the Indemnified Party by appropriate proceedings with counsel of the Indemnifying Party's choosing, and will have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense.

          (E) If the Indemnifying Party elects not to defend the Indemnified Party against a Litigated Claim, whether by not giving the Indemnified Party timely notice as provided by Section 8.4(c) of this Agreement or otherwise, then the Indemnified Party will have the right so to defend the Litigated Claim by appropriate proceedings with counsel of the Indemnified Party's choosing, and will have the sole power to direct and control such defense. The portion of such Litigated Claim as to which the defense by the Indemnified Party is unsuccessful (and the reasonable costs and expenses pertaining to the defense of the entire Litigated Claim) will be the Liability of the Indemnifying Party hereunder. The Indemnified Party will use commercially reasonable efforts in the defense of all such Litigated Claims subject to the limitations contained in Section 8.4(g) of this Agreement.

          (F) Notwithstanding any other provision hereof to the contrary, the Buyer Indemnified Parties may assert against the Convertible Note its right of offset, in accordance with Section 8.3 of this Agreement, the following Litigated Claims: (i) any Litigated Claim against which Seller elects not to defend, as contemplated by Section 8.4(e) of this Agreement; and (ii) the portion of a Litigated Claim defended by Seller as to which Seller's defense is unsuccessful.

          (G) The Indemnified Party will not settle a Litigated Claim without the consent of the Indemnifying Party, which consent will not be unreasonably withheld; provided, however, that the Indemnifying Party will not settle, compromise or offer to settle or compromise any Litigated Claim on a basis that would result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any Affiliate thereof without the consent of the Indemnified Party or any Affiliate thereof, which consent may be withheld for any reason.

          (H) To the extent that the Indemnifying Party directs, controls or participates in the defense or settlement of any Litigated Claim, the Indemnified Party will give the Indemnifying Party and its counsel, during normal business hours, access to the relevant business records and other documents, and will permit them to consult with the employees and counsel of the Indemnified Party.

          (I) All amounts paid by Seller or Buyer, as the case may be, under this Article VIII, and all offsets against the Convertible Note pursuant to
Section 8.3 will be treated as adjustments to the Purchase Price for Tax purposes.

     SECTION 8.5 INDEMNIFICATION LIMITATIONS.

          (A) Except for Buyer Losses related to Product warranty obligations and the Kalmus litigation, no Indemnifying Party shall have any Liability hereunder to indemnify the Indemnified Party for Buyer Losses or Seller Losses, as applicable, until the aggregate amount of Buyer Losses or Seller Losses, as applicable, exceeds Fifty Thousand Dollars ($50,000) in which event the Indemnified Party shall be entitled to indemnification for all such Losses. With regard to Product warranty obligations, Seller and each Seller Shareholder will jointly and severally indemnify the Buyer Indemnified Parties for all Product warranty obligations incurred by Buyer pursuant to Section 3.18 in excess of $100,000 for each of the periods set forth in Section 3.18. With regard to the Kalmus litigation, the limitation set forth in this Section 8.5(a) shall not apply with respect to any Liability arising out of the Kalmus litigation or resulting from Seller's breach or any Seller Shareholder's breach of the provisions of Section 5.21.

          (B) The aggregate indemnification obligation of Seller or Seller Shareholders, on the one hand, or Buyer, on the other hand, hereunder for Buyer Losses or Seller Losses, as applicable, shall not exceed the amount of the Closing Consideration, as adjusted.

                            ARTICLE IX. TERMINATION

     SECTION 9.1 TERMINATION.

     This Agreement may be terminated at any time prior to Closing as follows:

          (A) by mutual agreement of Buyer and Seller;

          (B) by either Buyer or Seller if: (i) there is in effect any Law that prohibits or prevents Closing, (ii) if Closing would violate any order, decree or judgment of any Governmental Entity; or (iii) if any Governmental Entity issues any order, decree, judgment or ruling or otherwise attempts to prohibit or prevent the Closing or to modify the material terms of the Transaction;

          (C) by Seller if, as a result of any action or inaction by Buyer or its Affiliates, Closing has not occurred within thirty (30) days following the date on which all of the conditions to Closing set forth in Sections 7.1 and 7.2 have become capable of satisfaction (or have been waived);

          (D) by Buyer if, as a result of any action or inaction by Seller or its Affiliates, Closing has not occurred within thirty (30) days following the date on which all of the conditions to Closing set forth in Sections 7.1 and 7.3 have become capable of satisfaction (or have been waived);

          (E) by Buyer upon the occurrence of a Material Adverse Effect or any event, condition, change or circumstance that gives rise to a Material Adverse
Effect: and

          (F) by Buyer or Seller, by giving written notice of such termination to the other party, if Closing has not occurred on or prior to September 30, 2006; provided, however, that the party providing such notice is not in material breach of any of its obligations under this Agreement.

     SECTION 9.2 EFFECT OF TERMINATION.

     In the event of the termination of this Agreement, as provided by Section 9.1, this Agreement will thereupon become void and have no effect, and no party will have any Liability to any other party or their respective Affiliates, directors, officers or employees, except for the obligations of the parties contained in this Section 9.2 and in Sections 5.6 (Confidentiality), 5.7 (Public Disclosure), 10.1 (Notices), 10.5 (Expenses), 10.7 (Governing Law), 10.8 (Alternative Dispute Resolution), 10.9 (Submission to Jurisdiction) and 10.13 (Entire Agreement) (and any related definitional provisions set forth in Article
I), and except that nothing in this Section 9.2 will relieve any party from Liability for any breach of this Agreement that arose prior to such termination, for which Liability the provisions of Article VIII will remain in effect in accordance with the provisions and limitations thereof.

                              ARTICLE X. IN GENERAL

     SECTION 10.1 NOTICES.

     All notices or other communications given hereunder will be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a nationally recognized, overnight courier service, or if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to Buyer:      Ultralife Batteries, Inc.
                  2000 Technology Parkway
                  Newark, New York 14513
                  Attention: Chief Executive Officer
                  Fax: (315) 331-7048

with a copy to:   Harter, Secrest & Emery LLP
                  1600 Bausch & Lomb Place
                  Rochester, New York 14604-2711
                  Attention: Jeffrey H. Bowen, Esq.
                  Fax: (585) 232-2152

If to Seller:     before Closing:

                  McDowell Research, Ltd.
                  300 South 8th Street
                  Waco, Texas 76701
                  Attention: Frank Alexander
                  Fax: (254) 752-1812

                  after Closing:

_
                  _____________________

                  _____________________

                  _____________________

                  Fax: (___) ____-_____

in each case
with a copy to:   Naman, Howell, Smith & Lee, LLP
                  900 Washington Avenue, 7th Floor
                  Waco, Texas 76703-1470
                  Attention: Wesley J. Filer
                  Fax: (254) 754-6331

     All such notices and other communications shall be deemed to have been given and received effective as of: (i) in the case of personal delivery, on the date of such delivery (ii) in the case of registered or certified mail, return receipt requested, on the third business day after such mail is postmarked;
(iii) in the case of a nationally recognized, overnight courier service, on the business day following dispatch; or (iii) in the case of a facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof, on the date of such delivery.

     SECTION 10.2 AMENDMENT; WAIVER.

     Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.

     SECTION 10.3 NO ASSIGNMENT OR BENEFIT TO THIRD PARTIES.

     No party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party, and any attempt to assign this Agreement without such consent will be void and of no force or effect. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Acquisition Sub, Seller or the Indemnified Parties, or their respective permitted successors or permitted assigns, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement creates any rights in any employees or groups of employees.

     SECTION 10.4 SURVIVAL.

          (A) All of the respective representations, warranties, covenants and agreements of Seller and Buyer contained in this Agreement, and all indemnification obligations of any party with respect thereto, will survive Closing.

          (B) If notice of any claim for indemnification has been timely given, then such claim for indemnification, and the underlying representations, warranties, covenants or agreements, and the indemnification obligations that are the subject thereof, will survive until such time as such claim is finally resolved.

     SECTION 10.5 EXPENSES.

     Except as otherwise expressly provided in Article VIII of this Agreement, whether or not the Transaction is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions will be borne by the party incurring the same.

     SECTION 10.6 SCHEDULES, EXHIBITS, ETC.

          (A) Each Schedule, Exhibit (when and as executed), certificate provided hereunder and written disclosure required hereby is incorporated by reference into this Agreement and will be considered a part hereof as if set forth herein in full; provided, however, that information set forth on any Schedule, certification or written disclosure constitutes a representation and warranty of the party providing the same, and not the mutual agreement of the parties as to the facts therein stated. The contents of the Schedules will not vary, change or alter the language or substance of the representations and warranties contained in this Agreement. Each Schedule is annexed hereto on the date hereof and, if Buyer consents, will be updated as necessary or amended on or before the Closing Date. Unless otherwise specifically noted herein, all Schedules shall be deemed the sole responsibility, obligation, disclosure and work-product of Seller.

          (B) Buyer's rights to indemnification or other remedies provided hereby based on any breach by Seller of its representations, warranties, covenants and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) by Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The due diligence review conducted by Buyer and its representatives will not relieve Seller of any duties concerning its representations, warranties, covenants or agreements contained in this Agreement or in any Ancillary Agreement.

     SECTION 10.7 GOVERNING LAW.

     This Agreement will be governed by and construed in accordance with the Laws of the State of New York without regard to its principles of conflicts of laws.

     SECTION 10.8 ALTERNATE DISPUTE RESOLUTION.

     If any dispute arises between Buyer and Seller regarding this Agreement, any Closing Document or the Transaction (other than a dispute relating to Intellectual Property which the parties reserve all rights to litigate in accordance with Section 10.9 of this Agreement, or otherwise address as they may agree at the time such dispute arises), John D. Kavazanjian, on behalf of Buyer, and Thomas Hauke, on behalf of Seller, or their respective designees, will attempt in good faith to resolve the dispute. If the such Persons have not agreed to a resolution within fifteen (15) days from the date on which the dispute was first presented to them, either party, by written notice to the other, may require that the dispute be submitted for resolution to ____, on behalf of Buyer, and ____, on behalf of Seller, or their designees. They will meet, in person or by other means mutually satisfactory to them, to attempt to resolve the dispute within fifteen (15) days after reference of the matter to them. If they reach a decision within such fifteen (15) day period, their decision will be final and binding on the parties for all purposes. If they fail to resolve the dispute within such period, Buyer and Seller may, if they then so agree, refer the matter for arbitration on such terms as they may then agree or, failing that, proceed to litigation.

     SECTION 10.9 REMEDIES CUMULATIVE.

     The various rights and remedies herein provided will be cumulative and not exclusive of any other rights or remedies herein provided or any rights or remedies provided by Law.

     SECTION 10.10 INFERENCES.

     Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of or against either party will be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

     SECTION 10.11 SEVERABILITY.

     The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     SECTION 10.12 ENTIRE AGREEMENT.

     This Agreement, including the Exhibits, the Schedules, the Ancillary Agreements and the other Closing Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     SECTION 10.13 HEADINGS.

     The heading references herein and any tables of contents, indexes or similar items hereto are for convenience purposes only, do not constitute a part of this Agreement, and will not be deemed to limit or affect any of the provisions hereof.

     SECTION 10.14 COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same Agreement.

     SECTION 10.15 FACSIMILES.

     The parties agree that facsimile copies of signatures shall be deemed originals for all purposes hereof and that a party may produce such copies, without the need to produce original signatures, to prove the existence of this Agreement in any proceeding brought hereunder.

            [The signatures of the parties appear on the next page.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

BUYER:                                  SELLER:

ULTRALIFE BATTERIES, INC.               MCDOWELL RESEARCH, LTD.


-------------------------------------   ----------------------------------------
Signature                               Signature

-------------------------------------   ----------------------------------------
Print Name                              Print Name

-------------------------------------   ----------------------------------------
Title                                   Title


ACQUISITION SUB:                        SELLER SHAREHOLDERS

MR ACQUISITION CORPORATION


-------------------------------------   ----------------------------------------
Signature                               Thomas Hauke

-------------------------------------   ----------------------------------------
Print Name                              Earl Martin, Sr.

-------------------------------------   ----------------------------------------
Title                                   James Evans

-------------------------------------

-------------------------------------

-------------------------------------   ----------------------------------------
                                        Frank Alexander

                  [Signature Page to Asset Purchase Agreement]

Note: Other than Exhibits A, C and D, which are being furnished herewith, the exhibits and schedules to the agreement are not being furnished herewith. Such exhibits and schedules will be furnished to the Securities and Exchange Commission upon request.

                         TABLE OF EXHIBITS AND SCHEDULES

Exhibit A              Convertible Note
Exhibit B-1            Hauke Employment Agreement
Exhibit B-2            Evans Employment Agreement
Exhibit B-3            Alexander Employment Agreement
Exhibit B-4            Pixley Employment Agreement
Exhibit C              Lease Agreement
Exhibit D              Registration Rights Agreement
Schedule 1.1           Approvals
Schedule 2.1(a)(i)     Transferred Intellectual Property: Software
Schedule 2.1(a)(ii)    Transferred Intellectual Property: Patents
Schedule 2.1(a)(iii)   Transferred Intellectual Property: Trademarks
Schedule 2.1(a)(v)     Transferred Intellectual Property: Domain Names, Etc.
Schedule 2.1(b)        Transferred Intellectual Property: Products
Schedule 2.1(c)(i)     Assumed Contracts: License Agreements
Schedule 2.1(c)(ii)    Assumed Contracts: Other
Schedule 2.1(d)        Transferred Assets: Inventory
Schedule 2.1(f)        Transferred Assets: Tangible Personal Property
Schedule 2.1(k)        Transferred Assets: Other
Schedule 2.2(j)        Excluded Assets: Other
Schedule 2.6(c)        Accounts Receivable Allocation
Schedule 3.1(a)        Foreign Qualifications
Schedule 3.7(a)        Financial Statements
Schedule 3.7(b)        Certain Liabilities
Schedule 3.7(c)        2006 Forecast
Schedule 3.9(b)        Condition of Transferred Assets
Schedule 3.9(c)        Inventory: Certain Software and Products
Schedule 3.11          Litigation and Claims
Schedule 3.12(c)       Intellectual Property: Infringement
Schedule 3.12(d)       Intellectual Property: Software: Exceptions
Schedule 3.12(e)       Intellectual Property: Patents and Trademarks: Exceptions
Schedule 3.12(f)       Intellectual Property: Products Exceptions
Schedule 3.12(h)       Intellectual Property: Copyright Notices
Schedule 3.12(i)       Intellectual Property: Trade Secret Protection Program
Schedule 3.14(a)       Licenses to Third Parties
Schedule 3.14(b)       Third Party Components in Intellectual Property
Schedule 3.15          Third Party Interests in Intellectual Property
Schedule 3.16          Major Vendors and Customers
Schedule 3.19          Tax Matters
Schedule 3.20          Employment Matters
Schedule 3.21(a)       Employee Benefits: Plans
Schedule 3.21(e)       Employee Benefits: Certain Payments
Schedule 3.21(h)       Employee Benefits: Certain Benefits
Schedule 3.21(i)       Employee Benefits: Certain Liabilities
Schedule 3.22          Environmental Matters
Schedule 3.23          Insurance
Schedule 3.24          Subsequent Changes
Schedule 3.25          Related-Party Transactions
Schedule 5.2           Conduct of the Business: Exceptions
Schedule 5.10          Determination and Allocation of Consideration
Schedule 6.1           Applicable Employees
Schedule 7.2(i)        Required Approvals